The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.





                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration No. 333-38931


                                                           Prospectus Supplement
                                          (To Prospectus Dated December 1, 1997)



                [Background: Salomon Smith Barney trading floor]



                                   [Graphic]







         SALOMON SMITH BARNEY HOLDINGS INC.

         Call Warrants
         on the
         1999 TEN +(SM) Index
         Expiring on        , 2001








                          SALOMON SMITH BARNEY
                      A member of citigroup (logo)

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                     [SALOMON SMITH BARNEY LOGO]
 SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 1999

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 1, 1997)
                       SALOMON SMITH BARNEY HOLDINGS INC.
                                            CALL WARRANTS
                                     ON THE
                               1999 TEN+SM INDEX
                      EXPIRING ON                  , 2001

                                    GENERAL:

- Unsecured contractual obligations of Salomon Smith Barney Holdings Inc.

- No payments prior to exercise.  May expire worthless.

- Any payment upon exercise, including automatic exercise, will be linked to the performance of the 1999 TEN+SM Index, a diversified basket of the common stocks of 15 corporations operating in several industry groups selected by Salomon Smith Barney Inc.'s TEN+ Selection Committee as undervalued stocks deemed to have above average appreciation potential over the 12 months following their selection.

- Application will be made to list the Warrants on the Chicago Board Options Exchange under the symbol "TEP", subject to official notice of issuance.
                      EXERCISE AND PAYMENT UPON EXERCISE:

- Upon exercise, including automatic exercise, we will pay you a Cash Settlement Value for each Warrant equal to the product, if positive, of $10.00 and the percentage change in the 1999 TEN+ Index, as described in this prospectus supplement. The Cash Settlement Value will not be less than zero.

- You will be able to exercise the Warrants from the date they are issued until shortly before their expiration, subject to the possibility that the valuation date for the Warrants or your right to exercise may be postponed or that the Warrants may be cancelled if certain specified events occur.

- The valuation date for an exercised Warrant will generally occur shortly after the relevant exercise date. As a result, you will not be able to determine, at the time of your exercise of a Warrant, the precise Spot Index Value that will be used in calculating the Cash Settlement Value that we will pay you.

- There is a maximum limit on the number of Warrants that may be exercised on any one day. Any Warrants that have not been exercised by the expiration date will be automatically exercised on that date.

- ON THE DATE OF THIS PRELIMINARY PROSPECTUS SUPPLEMENT, THE WARRANTS ARE NOT EXERCISABLE AND THE CASH SETTLEMENT VALUE IS ZERO.

For information as to the calculation of the Cash Settlement Value and certain United States federal income tax consequences to holders of the Warrants, you should refer to "Description of Warrants -- Determination of the Cash Settlement Value" beginning on page S-22 and "Certain United States Federal Income Tax Considerations" beginning on page S-33.

     INVESTING IN THE WARRANTS INVOLVES A HIGH DEGREE OF RISK, INCLUDING THE RISK OF THE WARRANTS EXPIRING WORTHLESS IF THE SPOT INDEX VALUE IS LESS THAN OR EQUAL TO THE INITIAL INDEX VALUE. PURCHASERS SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS AND SHOULD CONSIDER CAREFULLY THE SECTION ENTITLED "RISK FACTORS RELATING TO THE WARRANTS" BEGINNING ON PAGE S-8.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Warrants or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           -------------------------

                                                              PER WARRANT    TOTAL
                                                              -----------    -----
Public Offering Price.......................................      $           $
Underwriting Discount.......................................      $           $
Proceeds to Salomon Smith Barney Holdings Inc., before
  expenses..................................................      $           $

    The underwriter is offering the Warrants subject to various conditions, as explained under "Underwriting" beginning on page S-34. The underwriter expects
to deliver the Warrants to purchasers on or about October   , 1999.

    "TEN+ Index" is a registered servicemark of Salomon Smith Barney Holdings
Inc.

                              SALOMON SMITH BARNEY

October   , 1999

                           SUMMARY INFORMATION -- Q&A

     This summary includes questions and answers that highlight selected information from this prospectus supplement and the accompanying prospectus to help you understand the Call Warrants based upon the 1999 TEN+SM Index. You should carefully read the entire prospectus and prospectus supplement to fully understand the terms of the Warrants, certain information regarding how the 1999 TEN+SM Index (the "TEN+ Index" or the "Index"*) is calculated and maintained, as well as the principal risk, tax and other considerations that are important to you in making a decision about whether to invest in the Warrants. You should, in particular, carefully review the section entitled "Risk Factors Relating to the Warrants", which highlights certain risks, to determine whether an investment in the Warrants is appropriate for you. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth elsewhere in this prospectus supplement and the accompanying prospectus.

WHAT ARE THE WARRANTS?

     The Warrants are a series of Index Warrants (as defined on page 6 in the prospectus accompanying this prospectus supplement) issued by Salomon Smith Barney Holdings Inc. ("SSBHI"). The Warrants are contractual obligations of SSBHI and are not secured by collateral. The Warrants will rank equally with all other unsecured contractual obligations of SSBHI and SSBHI's unsecured and unsubordinated debt. Since SSBHI is a holding company, the Warrants will be effectively subordinated to the claims of creditors of SSBHI's subsidiaries.

     The initial purchase price of the Warrants is $          per Warrant. SSBHI
will make no periodic payments on the Warrants. As explained in the section entitled "What Will I Receive Upon Exercise of the Warrants", SSBHI will make a payment to you upon your exercise of the Warrants only if the Spot Index Value on the Valuation Date with respect to the time you exercise the Warrants is
greater than the Initial Index Value. The Warrants expire on             , 2001
(the "Expiration Date"), and any Warrants that have not been exercised prior to that date or an earlier Delisting Date will be subject to automatic exercise as described under "Description of the Warrants -- Automatic Exercise" beginning on page S-32. However, if the Spot Index Value at that time is less than or equal to the Initial Index Value, then the Warrants will expire worthless and you will receive no payment.

     You will not have the right to receive physical certificates evidencing your ownership of the Warrants except under limited circumstances. Instead, SSBHI will issue the Warrants in book-entry form in the form of one or more global certificates, which will be held by The Depository Trust Company ("DTC", which term, as used in this prospectus supplement and in the accompanying prospectus, will include any successor depositary selected by SSBHI) or its nominees. Direct and indirect participants in DTC, including participants in the Euroclear and Cedel clearing systems, will record beneficial ownership of the Warrants by individual investors. You should refer to the section "Description of the Warrants -- DTC Book-Entry Procedures" and "-- Cedel and Euroclear" beginning on page S-23.

WHAT WILL I RECEIVE UPON EXERCISE OF THE WARRANTS?

     We have designed the Warrants to permit investors to participate in the appreciation, if any, of the 1999 TEN+ Index, a diversified basket of the common stocks of 15 corporations operating in several industry groups that is described in the section "Description of the Index" beginning on page S-16. Since warrants are inherently leveraged instruments, the purchase of a Warrant allows investors to benefit from the performance of a larger notional investment in the TEN+ Index with a smaller initial investment in the Warrants.

---------------

* Refer to "Index of Terms" attached hereto as Appendix A for a listing of defined terms and pages on which they are defined in this Prospectus Supplement.

  Cash Settlement Value

     The amount, if any, that you will receive upon exercise (including automatic exercise) of your Warrants (the "Cash Settlement Value") is equal to:

the greater of   (A)  zero; and
                        Spot Index Value -- Initial Index
                 (B)                  Value                   X $10.00
                      --------------------------------------
                               Initial Index Value

     In certain circumstances, as described more fully in the section "Description of the Warrants -- Market Disruption Events, Extraordinary Events and Extension Events" beginning on page S-27, you will receive an Alternative Settlement Amount rather than the Cash Settlement Value of your Warrants.

     "Initial Index Value" means 100.0000, the value of the TEN+ Index on the date the Warrants will be priced for initial sale to the public. The Initial Index Value will remain constant during the term of the Warrants.

     "Spot Index Value" generally means the value of the TEN+ Index at the close of trading on the Chicago Board Options Exchange ("CBOE") on the applicable Valuation Date. However, the Spot Index Value with respect to the Expiration Date, any Early Extended Expiration Date or any Extended Expiration Date means the value of the TEN+ Index at the opening of trading on the CBOE on the applicable Valuation Date. The Valuation Date will generally be the Business Day following the date on which you exercise your Warrants, but may be the second Business Day following exercise, depending on the timing of your exercise. The Valuation Date may also be postponed as a result of an Extraordinary Event or a Market Disruption Event or the exercise of a number of Warrants exceeding certain limits on exercise. Please refer to "Description of the Warrants -- Market Disruption Events, Extraordinary Events and Extension Events" beginning on page S-27 and "Description of the Warrants -- Exercise of Warrants -- Maximum Exercise Amount" beginning on page S-26.

     As used in this prospectus supplement, "Business Day" means any day other than a Saturday or Sunday or a day on which either the CBOE is not open for securities trading or commercial banks in New York City are required or authorized by law or executive order to remain closed, and a "Trading Day" means any Business Day on which no Extraordinary Event or Market Disruption Event has occurred.

     SSBHI will pay you a Cash Settlement Value only if the Spot Index Value is greater than the Initial Index Value on the applicable Valuation Date. IF THE SPOT INDEX VALUE IS EQUAL TO OR LESS THAN THE INITIAL INDEX VALUE ON THE RELEVANT VALUATION DATE, THE CASH SETTLEMENT VALUE WILL BE ZERO.

     The Cash Settlement Value and any Alternative Settlement Amount payable on each Warrant will be rounded down to the nearest cent.

     For more specific information about the Cash Settlement Value, please refer to the section "Description of the Warrants -- Determination of the Cash Settlement Value" beginning on page S-22.

  Cash Settlement Value -- Examples

     Here are three examples of hypothetical Cash Settlement Value calculations:

          Example 1: The Spot Index Value is less than the Initial Index Value on the Valuation Date relating to the relevant Exercise Date:

        Initial Index Value: 100.0000
        Hypothetical Spot Index Value: 80.0000

     Cash Settlement Value per Warrant = 80-100 X $10.00 = (-$2.00)

                                   ------------------------------------------
                                     100

                                                (but the Cash Settlement Value
                                                     cannot be less than zero)

     The Cash Settlement Value is zero and you would receive nothing upon exercising your Warrants.

          Example 2: The Spot Index Value is equal to the Initial Index Value on the Valuation Date relating to the relevant Exercise Date:

        Initial Index Value: 100.0000
        Hypothetical Spot Index Value: 100.0000

     Cash Settlement Value per Warrant = 100-100 X $10.00 = $0.00

                                   --------------------------------------------
                                     100

     The Cash Settlement Value is zero and you would receive nothing upon exercising your Warrants.

          Example 3: The Spot Index Value is greater than the Initial Index Value on the Valuation Date relating to the relevant Exercise Date:

        Initial Index Value: 100.0000
        Hypothetical Spot Index Value: 120.0000
     Cash Settlement Value per Warrant = 120-100 X $10.00 = $2.00

                                   --------------------------------------------
                                     100

     You would receive $2.00 per Warrant upon exercising your Warrants.

HOW DO I EXERCISE MY WARRANTS?

     The Warrants will be exercisable on any Business Day from October
          , 1999 until 3:00 P.M., New York City time, on the earlier of

     - the fourth Business Day immediately preceding the Expiration Date for the
       Warrants, which is             , 2001, or

     - if the Warrants are delisted, the Business Day immediately preceding the effective date of their delisting from, or permanent suspension from trading on, the CBOE and failure to list the Warrants on another United States national securities exchange (the "Delisting Date").

     SSBHI will issue the Warrants in the form of one or more global certificates, which will be held by DTC or its nominee. Direct and indirect participants in DTC, including the depositaries in the Euroclear or Cedel clearing systems, will record beneficial ownership of the Warrants by individual investors. To exercise Warrants, you must direct a broker, who may, in turn, need to direct a participating organization in DTC (a "Participant"), to transfer Warrants held by DTC on your behalf and to submit an exercise notice in the form of Appendix B (an "Exercise Notice") to the Warrant Agent. In order for the Business Day on which the Warrants and Exercise Notice are delivered on your behalf to the Warrant Agent to constitute the Exercise Date for the Warrants being exercised, you must cause the Warrants to be transferred free on the records of DTC to, and the Exercise Notice to be received by, the Warrant Agent at or prior to 3:00 P.M., New York City time, on that Business Day. However, in the case of Warrants held through Cedel or Euroclear, the Warrants must be transferred to the Warrant Agent prior to 3:00 P.M., New York City time, on the applicable Valuation Date. Please refer to "Risk Factors -- Risks and Costs Associated with Exercise of Warrants" beginning on page S-11 and "Description of the Warrants -- Exercise and Settlement of Warrants" beginning on page S-23.

     Any Warrant not exercised on or before the Expiration Date or the Delisting Date, if any, will be automatically exercised on that date. Please refer to "Description of the Warrants -- Exercise and Settlement of Warrants" beginning on page S-23.

     All exercises of Warrants, other than automatic exercises, are subject, at SSBHI's option, to the limitation that not more than 250,000 Warrants in total may be exercised on any Exercise Date and not more than 100,000 Warrants may be exercised by or on behalf of any person or entity, either individually or in concert with any other person or entity, on any Exercise Date. Please refer to "Description of the Warrants -- Maximum Exercise Amount" beginning on page S-26.

WHO SHOULD CONSIDER PURCHASING THE WARRANTS?

     Since the Warrants are tied to the results of an underlying equity index, they may be appropriate for investors with specific investment horizons who seek to participate in the potential price appreciation of the underlying stocks comprising the Index with risk limited to the cost of the Warrants they purchase. The CBOE requires that the Warrants be sold only to investors whose accounts have been approved for options trading. In addition, the CBOE requires that its members and member organizations and registered employees thereof make certain suitability determinations before recommending transactions in the Warrants. Investors should be prepared to sustain a total loss of the purchase price of their Warrants.

     In particular, the Warrants may be an attractive investment for investors who:

     - Want to participate in the appreciation potential offered by the stocks underlying the Index, but are concerned about limiting their investment risk to the cost of the Warrants they purchase.

     - Seek to add a leveraged equity-linked investment to further diversify a portfolio of fixed income and equity investments.

     - Desire to benefit from the potential appreciation and diversification offered by an Index based on a portfolio of the stocks of 15 companies with a significantly smaller initial investment than would otherwise be required.

     - Are willing to forego dividend payments on the stocks underlying the Index.

WHO PUBLISHES THE INDEX AND WHAT DOES IT MEASURE?

     The TEN+ Index is a stock index calculated, published and disseminated by the CBOE that is intended to measure the composite price performance of the underlying stocks. The underlying stocks that comprise the Index have been selected by Salomon Smith Barney Inc.'s TEN+ Selection Committee as undervalued stocks deemed to have above average appreciation potential over the 12 months following their selection. A list of the underlying stocks, together with certain information about the historical price performance of the Index, is included in the section "Description of the Index" beginning on page S-16.

WHAT ABOUT TAXES?

     Unlike certain other publicly-traded index and currency warrants, you generally will not be required to mark the Warrants offered by this prospectus supplement to market (i.e., treat them as sold at fair market value) for federal income tax purposes on the last business day of each taxable year. Rather, when you sell or exercise the Warrants, you will have a gain or loss equal to the difference between the cash you receive and your tax basis in the Warrants. If you hold Warrants when they expire, you will have a loss equal to your tax basis in the Warrants. All of these gains or losses will generally be capital gains or losses. Please refer to the section "Certain United States Federal Income Tax Considerations".

WILL THE WARRANTS BE LISTED ON A STOCK EXCHANGE?

     We will apply to list the Warrants on the CBOE under the symbol "TEP", subject to official notice of issuance. You should be aware that the listing of the Warrants on the CBOE will not ensure that a liquid trading market will develop or, if any market does develop, that it will remain available throughout the term of the Warrants. The delisting of the Warrants from, or permanent suspension of trading of the Warrants on, the CBOE, and failure to list the Warrants on another national securities exchange will result in the automatic exercise of the Warrants, and could result in an investor's total loss of the purchase price for his Warrants. You should review the sections "Risk
Factors -- Possible Illiquidity of the Secondary Market" and "Description of the Warrants -- Automatic Exercise" in this prospectus supplement.

WHAT IS THE ROLE OF OUR SUBSIDIARY, SALOMON SMITH BARNEY INC.?

     Salomon Smith Barney Inc.'s TEN+ Selection Committee has selected the underlying stocks that comprise the TEN+ Index. See "Description of the Index" beginning on page S-16. The inclusion of an underlying stock in the TEN+ Index should not be considered a recommendation to buy or sell any security, and neither SSBHI, Salomon Smith Barney Inc. ("Salomon Smith Barney") nor any of their respective affiliates make any representation to any purchaser of the Warrants as to the performance of the Index or any underlying stock. Beneficial owners of the Warrants will not have any right to receive any underlying stock or any dividends on any underlying stock.

     The underlying stocks in the Index comprise all of the portfolio securities (the "Portfolio Securities") included in the Uncommon Values Trust, 1999 Series (the "Trust"). The Trust is a unit investment trust sponsored by Salomon Smith Barney, a subsidiary of SSBHI, which offered units in the Trust for initial sale to the public on July 8, 1999. In connection with the offering of units in the Trust, as well as in connection with satisfying redemptions from the Trust, Salomon Smith Barney, as the sponsor of the Trust, or the Trust itself has bought and sold, and will buy and sell, the Portfolio Securities. Especially during the period of the initial offering of units in the Trust in July and early August 1999, during which Salomon Smith Barney, as sponsor of the Trust, purchased a material amount of the Portfolio Securities, the volume of these transactions in the Portfolio Securities may have affected the value of the Portfolio Securities.

     This type of activity in the Portfolio Securities may have had an impact on the value of the underlying stocks comprising the Index, and thus, on the value of the Index. The publication of the list of the Portfolio Securities selected for the Trust may have also caused increased trading activity in certain of the Portfolio Securities. In response to the announcement of the components of the Index, investment advisory and brokerage clients of Salomon Smith Barney and its affiliates may have purchased some or all of the individual Portfolio Securities appearing on the list during the period of the initial offering of units in the Trust.

     This type of activity in the Portfolio Securities may also have had an impact on the value of the stocks underlying the Index, and thus, on the value of the Index. Moreover, throughout the term of the Warrants, purchasing and selling activity, including sales by the Trust in connection with satisfying redemptions from the Trust and purchases and sales by the Trust's clients or by investors acting in response to research coverage or other analysis by Salomon Smith Barney or other affiliates of SSBHI, may impact the value of the stocks underlying the Index. SSBHI has decided to set the Initial Index Value of the Warrants on a date more than four months after the selection of the Portfolio Securities and the public offering of units in the Trust, in the expectation that this delay in setting the Initial Index Value will tend to reduce the impact that the activity of the Trust and of investment advisory and brokerage clients of Salomon Smith Barney will have on the value of the underlying stocks comprising the Index during the term of the Warrants, and thus, on the value of the Index during that time, as this impact is expected to be most significant in the twenty-Trading Day period following the public offering of units in the Trust (i.e., the twenty-Trading Day period ending on August 5, 1999). No assurance can be given, however, that this purchase and sale activity will not affect the Initial Index Value or the Spot Index Value at any given time during the term of the Warrants, and therefore affect the trading value and Cash Settlement Value of the Warrants.

     Salomon Smith Barney will also be our Determination Agent for purposes of calculating the Initial Index Value, any Spot Index Value, the Cash Settlement Value and any Alternative Settlement Amount, and in determining whether an Extraordinary Event or Market Disruption Event has occurred. Potential conflicts of interest may exist between Salomon Smith Barney and the investors in the Warrants.

CAN YOU TELL ME MORE ABOUT SALOMON SMITH BARNEY HOLDINGS INC.?

     Salomon Smith Barney Holdings Inc. is a holding company that provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. SSBHI is a subsidiary of Citigroup Inc., formerly Travelers Group Inc., a diversified financial services holding company. On October 8, 1998, Travelers Group Inc. and Citicorp completed a merger, pursuant to which Citicorp was merged into a subsidiary of Travelers Group Inc. and Travelers Group Inc. changed its name to Citigroup Inc.

     For additional information about SSBHI, you should refer to the section "The Company" in the prospectus. You should also read the other documents SSBHI has filed with the Securities Exchange

Commission (the "SEC"), which you can find by referring to the section "Where You Can Find More Information" beginning on page 5 of the accompanying prospectus.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

     Yes. Investing in the Warrants involves a high degree of risk, including the risk of the Warrants expiring worthless if the Spot Index Value with respect to the Expiration Date is equal to or less than the Initial Index Value. You should be prepared to sustain a total loss of the purchase price of your Warrants and are advised to consider carefully the section entitled "Risk Factors Relating to the Warrants" beginning on page S-8.
                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by SSBHI with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-4346), are incorporated herein by reference:

     (1) the Annual Report on Form 10-K for the year ended December 31, 1998;

     (2) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999; and

     (3) the Current Reports on Form 8-K filed on January 25, 1999, February 25, 1999, April 19, 1999, May 27, 1999 and July 19, 1999.

Please refer to "The Company -- Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" beginning on pages 5 and 25 of the accompanying prospectus. These documents may be accessed electronically through the SEC's web site at "http://www.sec.gov".

                            ------------------------

                     RISK FACTORS RELATING TO THE WARRANTS

     The Warrants involve a high degree of risk. Prospective purchasers of the Warrants should recognize that their Warrants may expire worthless and should be prepared to sustain a total loss of the purchase price of their Warrants. Prospective purchasers of the Warrants should be experienced with respect to options and options transactions, should understand the risks of transactions in equity-indexed instruments and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the Warrants in light of their particular financial circumstances, the information set forth below and the other information set forth in this prospectus supplement and the prospectus.

THE WARRANTS ARE A RISKY INVESTMENT AND MAY EXPIRE WORTHLESS

     You will receive a cash payment from SSBHI upon exercise, including automatic exercise, of a Warrant only if the Warrant has a Cash Settlement Value greater than zero at that time. The "Cash Settlement Value" of a Warrant will equal the product, if positive, of $10.00 and the percentage change in the 1999 TEN+ Index (i.e., the difference between the Spot Index Value and the Initial Index Value, divided by the Initial Index Value). If the Spot Index Value for any Valuation Date is less than or equal to the Initial Index Value, the Cash Settlement Value will be zero. The Initial Index Value, which will be set to equal 100.0000 on the day the Warrants are priced for initial sale to the public, will remain constant throughout the term of the Warrants. Please refer to "Description of the Warrants -- Determination of Cash Settlement Value of Warrants" beginning on page S-22.

     Investment decisions relating to equity-indexed warrants, such as Warrants offered by this prospectus supplement, require the investor to predict the direction of movements in the values of the stocks underlying the relevant index as well as the amount and timing of those movements. Equity-indexed warrants may change substantially in value, or lose all of their value, with relatively small movements in the value of the relevant index. Moreover, an equity-indexed warrant is a "wasting asset" in that, in the absence of countervailing factors, such as an offsetting movement in the value of the relevant index, the market value of an equity-indexed warrant will tend to decrease over time and the warrant will have no market value after the time for exercise has expired. You may therefore lose your entire investment in the Warrants. Accordingly, equity-indexed warrants, such as the Warrants offered by this prospectus supplement, involve a high degree of risk and are not appropriate for every investor. Investors who are considering purchasing the Warrants must be able to understand and bear the risk of a speculative investment in the Warrants, be experienced with respect to options and option transactions and understand the risks of transactions in equity-indexed instruments. Investors should reach an investment decision only after careful consideration, with their advisors, of the suitability of the Warrants in light of their particular financial circumstances and the information set forth in this prospectus supplement and in the prospectus.

THE VALUE OF THE WARRANTS WILL FALL IF THE VALUE OF THE 1999 TEN+ INDEX DECLINES

     While the trading prices of the stocks underlying the Index will determine the value of the Index, it is impossible to predict whether the value of the Index will fall or rise. Trading prices of the stocks underlying the Index will be influenced by the complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the equity trading markets on which the underlying stocks are traded, and by various circumstances that can influence the values of the underlying stocks in a specific market segment or a particular underlying stock. There is, of course, no assurance that any of the underlying stocks comprising the Index will appreciate in value, and indeed any or all of the underlying stocks, and the Index, may depreciate in value at any time in the future.

     The policies of the CBOE or any subsequent publisher of the Index concerning additions, deletions and substitutions of the stocks underlying the Index and the manner in which the publisher takes account of certain changes affecting the stocks comprising the Index may affect the value of the Index, as may the policies of such publisher with respect to the calculation of the Index. The CBOE or any subsequent publisher may discontinue or suspend calculation or dissemination of the Index or materially alter the methodology by which it calculates the Index. Any of these actions could affect the value of the Warrants. You should refer to the section "Description of the Index" in this prospectus supplement for more information.

CERTAIN FACTORS MAY ADVERSELY AFFECT THE TRADING VALUE OF THE WARRANTS

     The Warrants will have a Cash Settlement Value of zero at the time of their initial public offering. The Cash Settlement Value of the Warrants at any time prior to their expiration is expected typically to be less than the trading price of the Warrants at that time. The difference between the trading price and the Cash Settlement Value will reflect, among other things, a "time value" for the Warrants. The "time value" of the Warrants will depend partly upon the length of time remaining to their expiration and expectations concerning the value of the Index and the underlying stocks during that period. The expiration date of the Warrants will be accelerated should the Warrants be delisted from, or should there be a permanent suspension of their trading on, the CBOE, unless the Warrants simultaneously are accepted for listing on another national securities exchange. Any acceleration of this type would result in the total loss of any otherwise remaining "time value", and could occur when the Warrants are "at-the-money" or "out-of-the-money", as these terms are defined in the following paragraphs, thus resulting in the total loss of the purchase price of the Warrants.

     The Spot Index Value on any given day will determine whether the Warrants have a Cash Settlement Value greater than zero on that day. The Warrants will be "at-the-money" (i.e., their Cash Settlement Value will be zero) on any given day if the Spot Index Value is equal to the Initial Index Value, will be "out-of-the-money" (i.e., their Cash Settlement Value will be zero) on any given day if the Spot Index Value is less than the Initial Index Value and will be "in-the-money" (i.e., their Cash Settlement Value will be greater than zero) on any given day only if the Spot Index Value exceeds the Initial Index Value. An increase in the positive difference, if any, between the Spot Index Value and the Initial Index Value will result in a greater Cash Settlement Value, and a decrease in the difference will result in a lesser or zero Cash Settlement Value. Potential profit or loss upon exercise, including automatic exercise, of a Warrant will be a function of the Cash Settlement Value of the Warrant upon exercise, the purchase price of the Warrant and any related transaction costs.

     Investors in the Warrants should be aware that SSBHI and its affiliates may take positions in the stocks underlying the Index to facilitate client transactions and as principal positions for SSBHI or its affiliates' own accounts. Through these activities, SSBHI and its affiliates may take positions in the underlying stocks that are inconsistent with an investment in the Warrants. Please refer to "Risk Factors -- Conflicts of Interest May Arise as a Result of Salomon Smith Barney's Role as Determination Agent and Sponsor of the Trust" beginning on page S-15.

     Before purchasing, exercising or selling Warrants, investors in the Warrants should carefully consider, among other things:

     - the trading price of the Warrants;

     - the value of the Index at that time;

     - the time remaining to their expiration,

     - the probable range of Cash Settlement Values; and

     - any related transaction costs.

     The trading value of a Warrant at any time is expected to be dependent on
(1) the relationship between the Initial Index Value and the Spot Index Value at that time and (2) a number of other interrelated factors, including those listed below. The relationship among these factors is complex, and as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following discussion describes the expected impact on the trading value of the Warrants given a change in a specific factor, assuming all other conditions remain constant.

     Index Value. The trading of the Warrants at any given time will likely depend substantially on the amount, if any, by which the then current Spot Index Value exceeds the Initial Index Value. If the value of the Index falls in relation to the Initial Index Value, the trading value of a Warrant is expected to decrease; if the value of the Index rises in relation to the Initial Index Value, the trading value of a Warrant is expected to increase. If you choose to sell your Warrants when the Spot Index Value is below the Initial Index Value, you can expect to receive less than the initial purchase price of the Warrants, especially if a relatively short period of time remains until maturity.

     Volatility of the Index. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Index increases, the trading value of the Warrants may be favorably affected. If the volatility of the Index decreases, the trading value of the Warrants may be adversely affected.

     Time Remaining to Expiration. The Warrants may trade at a value above that which would be expected based on the level of the Index due to a "time premium" resulting from expectations concerning the value of the Index prior to the expiration of the Warrants. However, as the time remaining to the expiration of the Warrants decreases, this time premium may decrease, adversely affecting the trading value of the Warrants.

     Interest Rates. If interest rates increase, the trading value of the Warrants may be favorably affected due to the increased carrying costs of an investment in the underlying stocks, which makes an investment in the Warrants relatively more attractive, and, accordingly, if interest rates decrease, the value of the Warrants may be adversely affected.

     Dividend Yields. If dividend yields on the underlying stocks comprising the Index increase, the trading value of the Warrants may be adversely affected since the Index does not incorporate the value of dividend payments. Conversely, if dividend yields on the stocks comprising the Index decrease, the trading value of the Warrants may be favorably affected.

     SSBHI's Credit Ratings, Financial Condition and Earnings Results. Real or anticipated changes in SSBHI's credit ratings, financial condition or earnings results may affect the trading value of the Warrants.

     Economic Conditions and Earnings Performance of Underlying Companies. Real or anticipated changes in general economic conditions, the values of common stocks generally, the earnings results and financial condition of the companies whose stocks comprise the Index and conditions in a given issuer's industry and/or the markets in which it operates may affect the trading value of the Warrants.

     We want you to understand that the impact of one of the factors specified above, such as a decrease in the time remaining to the expiration of the Warrants, may offset some or all of any change in the trading value of the Warrants attributable to another factor, such as an increase in the Index value.

RISKS AND COSTS ASSOCIATED WITH EXERCISE OF WARRANTS

     SSBHI will issue the Warrants in the form of one or more global certificates, which will be held by DTC or its nominee. Direct and indirect participants in DTC, including the depositaries in the Euroclear or Cedel clearing systems, will record beneficial ownership of the Warrants by individual investors. To exercise Warrants, you must direct a broker, who may, in turn, need to direct a Participant, to transfer Warrants held by DTC on your behalf and to submit an Exercise Notice to the Warrant Agent. In order for the Business Day on which your Warrants and Exercise Notice are delivered on your behalf to the Warrant Agent to constitute the Exercise Date for the Warrants being exercised, you must cause the Warrants to be transferred free on the records of DTC to, and the Exercise Notice to be received by, the Warrant Agent at or prior to 3:00 P.M., New York City time, on that Business Day. However, in the case of Warrants held through Cedel or Euroclear, the Warrants must be transferred to the Warrant Agent prior to 3:00 P.M., New York City time, on the applicable Valuation Date.

     TO ENSURE THAT THE WARRANTS AND EXERCISE NOTICE WILL BE RECEIVED BY THE WARRANT AGENT AT OR PRIOR TO THAT TIME, YOU MUST GIVE THE APPROPRIATE DIRECTION TO YOUR BROKER BEFORE THAT BROKER'S CUT-OFF TIME FOR ACCEPTING EXERCISE INSTRUCTIONS FROM CUSTOMERS FOR THAT DAY. IF YOUR BROKER IS NOT A PARTICIPANT, YOU MUST DO SO BEFORE THE APPLICABLE PARTICIPANT'S CUT-OFF TIME. DIFFERENT BROKERAGE FIRMS MAY HAVE DIFFERENT CUT-OFF TIMES FOR ACCEPTING AND IMPLEMENTING EXERCISE INSTRUCTIONS FROM THEIR CUSTOMERS. THEREFORE, YOU SHOULD CONSULT WITH YOUR BROKER OR OTHER INTERMEDIARIES, IF APPLICABLE, AS TO APPLICABLE CUT-OFF TIMES AND OTHER EXERCISE MECHANICS. PLEASE REFER TO "DESCRIPTION OF THE WARRANTS -- EXERCISE AND SETTLEMENT OF WARRANTS", "-- CEDEL AND EUROCLEAR" AND "-- LIMIT OPTION" BEGINNING ON PAGES S-23 AND S-31. A FORM OF EXERCISE NOTICE FOR WARRANTS APPEARS IN APPENDIX B. ADDITIONAL FORMS MAY BE OBTAINED AT THE WARRANT AGENT'S OFFICE DURING THE WARRANT AGENT'S NORMAL BUSINESS HOURS. PLEASE REFER TO "DESCRIPTION OF THE WARRANTS -- GENERAL" BEGINNING ON PAGE S-21.

     If a Warrant is not exercised prior to 3:00 P.M., New York City time, on the earlier of (1) the fourth Business Day preceding the Expiration Date and (2) the Delisting Date, if any, the Warrant will be subject to automatic exercise as described under "Description of the Warrants." However, if at that time, the Spot Index Value on the appropriate Valuation Date is equal to or less than the Initial Index Value, the Warrant will expire worthless and you will have sustained a total loss of the purchase price of the Warrant.

THERE ARE LIMITS ON THE NUMBER OF WARRANTS THAT CAN BE EXERCISED ON ANY SINGLE
DAY

     SSBHI will have the option to limit the number of Warrants exercisable on any date, except on automatic exercise, to an aggregate of 250,000 and, in conjunction with this limitation, to limit the number of Warrants exercisable by or on behalf of any person or entity, either individually or in concert with any other person or entity, on that date to 100,000. In the event that the total number of Warrants being exercised on any date exceeds such maximum number and SSBHI elects to limit the number of Warrants exercisable on that date, you may not be able to exercise all of the Warrants that you desire to exercise on that date. Warrants to be exercised on that date will be selected on a pro rata basis. The Warrants tendered for exercise but not exercised on that date will be automatically exercised on the next date on which Warrants may be exercised, subject to the same daily maximum limitation and certain delayed exercise provisions. Any limitation of this type will not apply in the event of automatic exercise, including at expiration.

THE VALUATION OF WARRANTS FOLLOWING THEIR EXERCISE IS SUBJECT TO POSTPONEMENT OR DELAY

     In the case of any exercise of Warrants, there will be a time lag between the time you give instructions to exercise and the time the Spot Index Value used to calculate the Cash Settlement Value relating to the exercise is determined. Except under the circumstances described in this risk factor and the following risk factor "Market Disruption Events and Extraordinary Events May Postpone the Valuation Date", the Valuation Date for an exercised Warrant will be the first Business Day after the related Exercise Date. Generally, the Exercise Date for an exercised Warrant, subject to certain exceptions described under "Description of the Warrants -- Exercise and Settlement of Warrants", "-- Limit Option" and "-- Automatic Exercise", will be the Business Day on which the Warrant and an Exercise Notice in proper form are received by the Warrant Agent if received at or prior to 3:00 P.M., New York City time, on that day; if the Warrant and Exercise Notice are received after that time, the Exercise Date will be the next succeeding Business Day. Please refer to "Description of the Warrants -- Exercise and Settlement of Warrants" beginning on page S-23.

     The Valuation Date for an exercised Warrant will occur after the Exercise Date. Please refer to "Description of the Warrants -- Exercise and Settlement of Warrants". Therefore, you will not be able to determine, at the time of exercise of a Warrant, the Spot Index Value that will be used in calculating the Cash Settlement Value of the Warrant, and you will thus be unable to determine the Cash Settlement Value. In addition, the Valuation Date for exercised Warrants may be postponed as a result of the exercise of Warrants in a number exceeding the limits on exercise described under "Description of the Warrants -- Maximum Exercise Amount" beginning on page S-26 or upon the occurrence and continuation of an Extraordinary Event or a Market Disruption Event. Please refer to "Description of the Warrants -- Market Disruption Events, Extraordinary Events and Extension Events" beginning on page S-27.

     Any downward movement in the value of the Index between the time you submit an Exercise Notice and the time the Spot Index Value for that exercise is determined will result in your receiving a Cash Settlement Value, including a zero Cash Settlement Value, that is less than the Cash Settlement Value you may have anticipated based on the Spot Index Value most recently reported prior to the time of exercise. The period between exercise and valuation will, at a minimum, represent an entire Business Day and, in the case of a Valuation Date postponed as a result of there being exercised a number of Warrants exceeding the maximum permissible amount or the occurrence and continuance of a Market Disruption Event or an Extraordinary Event, may be substantially longer. The value of the Index may change significantly during any period, and any change of this type may adversely affect the Cash Settlement Value to be paid on your Warrants.

     Except in the event of automatic exercise, you may be able to limit to some extent the risk associated with any downward movement in the value of the Index between an Exercise Date and the applicable Valuation Date if you, in connection with an exercise of Warrants, elect the Limit Option. Pursuant to the Limit Option, Warrants tendered for exercise will not be exercised if the Spot Index Value for the applicable Valuation Date has declined by five or more points from the Spot Index Value for the applicable Exercise Date. Please refer to "Description of the Warrants -- Limit Option" beginning on page S-31.

MARKET DISRUPTION EVENTS AND EXTRAORDINARY EVENTS MAY POSTPONE THE VALUATION
DATE

     The Valuation Date for an exercised Warrant may be postponed upon the occurrence and continuation of an Extraordinary Event or a Market Disruption Event described under "Description of the Warrants -- Market Disruption Events, Extraordinary Events and Extension Events" beginning on page S-27, or as a result of the exercise of a number of Warrants exceeding the limits on exercise described under "Description of the Warrants -- Exercise of Warrants -- Maximum Exercise Amount" beginning on page S-26. If SSBHI determines that an Extraordinary Event or a Market Disruption Event has occurred and is continuing on any day that would otherwise be a Valuation Date for any exercised Warrant, then the Valuation Date for the Warrant will be postponed to the next Business Day on which there is no Extraordinary Event or Market Disruption Event. However, subject to an automatic extension of the term of the Warrants or to a determination that the Warrants are worthless, as described under "Description of the Warrants -- Market Disruption Events, Extraordinary Events and Extension Events" beginning on page S-27, if the postponed Valuation Date has not occurred on or prior to the Expiration Date or any Delisting Date, you may receive the Alternative Settlement Amount, as described in the section entitled "Description of the Warrants -- Market Disruption Events, Extraordinary Events and Extension Events", instead of the Cash Settlement Value. In addition, in the case of an Extraordinary Event, if SSBHI determines that the Extraordinary Event is expected to continue and SSBHI notifies the Warrant Agent that it is canceling the Warrants, then the date on which the notice is given will become the Valuation Date for the Warrants, in which case you will receive, instead of the Cash Settlement Value, the Alternative Settlement Amount, which, subject to certain exceptions and adjustments, is equal to the sum of (1) the Intrinsic Value of the Warrants on the Valuation Date, determined as described under "Description of the Warrants -- Market Disruption Events, Extraordinary Events and Extension Events" and (2) a ratable portion of 50% of the initial offering price of the Warrants. The Cash Settlement Value or the Alternative Settlement Amount of a Warrant determined as of any postponed Valuation Date may be substantially lower than the otherwise applicable Cash Settlement Value thereof, and may be zero. Please refer to "Description of the Warrants -- Market Disruption Events, Extraordinary Events and Extension Events" beginning on page S-27, which includes a description of events, circumstances or causes constituting an Extraordinary Event or a Market Disruption Event.

THE TERM OF THE WARRANTS WILL BE EXTENDED AND THE WARRANTS MAY EXPIRE WORTHLESS IF SSBHI IS UNABLE TO TRADE IN THE UNDERLYING STOCKS OR RELATED INSTRUMENTS

     In the event that a Market Disruption Event, including

     - the suspension, material limitation or absence of trading of

       (A) 20% or more of the stocks underlying the Index or

      (B) if futures or options contracts related to the Index are then approved for trading, such futures and options contracts; or

     - the unavailability of accurate price, volume or related information in respect of 20% or more of the underlying stocks or such futures or options contracts is continuing on the Expiration Date, the term of the Warrants will be extended for a period of thirty days, except that if the Cash Settlement Value or the Intrinsic Value used in calculating the Alternative Settlement Amount, as the case may be, of the Warrants would have been zero if the Warrants had been exercised using as the Valuation Date the Measurement Date, then the term of the Warrants will not be extended and the Warrants will be deemed to be worthless, and, as a result, investors will suffer a total loss of the purchase price of their Warrants. Please refer to "Description of the Warrants -- Market Disruption Events, Extraordinary Events and Extension Events" beginning on page S-27.

YOU WILL NOT RECEIVE ANY DIVIDENDS; THE WARRANTS ARE NOT A DIRECT INVESTMENT IN THE UNDERLYING STOCKS

     The Warrants do not entitle you to any rights in the stocks underlying the Index. The Cash Settlement Value will not include the payment of any dividends on the underlying stocks.

THE PRICE OF THE WARRANTS MAY EXCEED THAT OF SIMILAR OPTIONS; THE WARRANTS ARE NOT A PERFECT HEDGE

     The initial offering price of the Warrants may be in excess of the price that a commercial user of options on the Index or the underlying stocks might pay for a comparable option in a private transaction. The Warrants should not be considered to be a perfect hedge with respect to the level of the Index or all or any portion of the underlying stocks.

A REDUCTION IN SSBHI'S CREDIT RATING COULD REDUCE THE TRADING VALUE OF THE WARRANTS

     The value of the Warrants is expected to be affected, in part, by investors' general appraisal of SSBHI's creditworthiness. Such perceptions are generally influenced by the ratings accorded to SSBHI's outstanding debt securities by the standard statistical rating services, such as Moody's Investors Service, Inc., Standard & Poor's Corporation and Fitch ICBA, Inc. A reduction in the rating, if any, accorded to outstanding debt securities of SSBHI by one of these rating agencies could result in a reduction in the trading value of the Warrants.

WARRANTS ARE UNSECURED OBLIGATIONS; OTHER RISKS REGARDING FLUCTUATIONS IN THE VALUE OF INDEX WARRANTS

     The Warrants are unsecured contractual obligations of SSBHI and will rank equally with SSBHI's other unsecured contractual obligations and with SSBHI's unsecured and unsubordinated debt. SSBHI may issue several series of Index Warrants relating to various indices, currencies or other commodities. However, no assurance can be given that SSBHI will issue any Index Warrants other than the Warrants to which this prospectus supplement relates. At any given time, the number of Index Warrants outstanding may be substantial. Options and warrants provide opportunities for investment and pose risks to investors as a result of fluctuations in the value of the underlying investment. In general, certain of the risks associated with the Warrants are similar to those generally applicable to other options or warrants of private corporate issuers. However, unlike options or warrants on equity or debt securities, which are priced primarily on the basis of the value of a single underlying security, the trading value of a Warrant is likely to reflect primarily present and expected values of the Index, which is comprised of the stocks of 15 companies.

THE WARRANTS ARE NOT SUITABLE FOR ALL INVESTORS

     The CBOE requires that the Warrants be sold only to investors whose accounts have been approved for options trading. In addition, the CBOE requires that its members and member organizations and registered employees thereof make certain suitability determinations before recommending transactions in the Warrants. It is suggested that investors considering the purchase of Warrants be experienced with respect to options on securities and option transactions and reach an investment decision only after carefully considering, with their advisers, the suitability of the Warrants in light of their particular circumstances. The Warrants are not suitable for persons solely dependent upon a fixed income, for retirement plan accounts or for accounts under the Uniform Gift to Minors Act. Before making any investment in the Warrants, it is important that a prospective investor become informed about and understand the nature of the Warrants in general, the specific terms of the Warrants and the nature of the Index and the underlying stocks that will comprise the Index. An investor should understand the consequences of liquidating his investment in a Warrant by exercising, as opposed to selling, the Warrant. It is especially important for an investor to be familiar with the procedures governing the exercise of Warrants, since a failure to properly exercise a Warrant prior to its expiration could result in the loss of his entire investment. This includes knowing when Warrants are exercisable and how to exercise them.

A SECONDARY MARKET FOR THE WARRANTS MAY NOT DEVELOP, OR THE SECONDARY MARKET MAY BE ILLIQUID

     Although application will be made to list the Warrants on the CBOE subject to official notice of issuance, it is not possible to predict the price at which the Warrants will trade in the secondary market or whether a market will develop or, if developed, will be liquid or illiquid. To the extent Warrants are exercised, the number of Warrants outstanding will decrease, resulting in a decrease in the liquidity of the Warrants. In addition, during the life of the Warrants, SSBHI or its affiliates may from time to time purchase and exercise Warrants, resulting in a decrease in the liquidity of the Warrants. If additional warrants or options relating to the Index or the underlying stocks are subsequently offered to the public, the supply of warrants and options relating to the Index or the underlying stocks in the market will increase, which could cause the price at which the Warrants and any other warrants and options trade in the secondary market to decline significantly.

UNEXERCISED WARRANTS WILL BE AUTOMATICALLY EXERCISED IF THE WARRANTS ARE
DELISTED

     In the event the Warrants are delisted from, or permanently suspended from trading, within the meaning of the Exchange Act and the rules and regulations thereunder, on the CBOE and not accepted at the same time for listing on another United States national securities exchange, Warrants not previously exercised will be deemed automatically exercised on the Delisting Date, and any Cash Settlement Value or Alternative

Settlement Amount, as the case may be, will be calculated and settled as provided under "Description of the Warrants -- Delisting of Warrants". In the event of a delisting or suspension of trading on the CBOE, SSBHI will use its best efforts to list the Warrants on another United States national securities exchange.

POSSIBLE LOSS OF ALL OR A PORTION OF YOUR PURCHASE PRICE

     The purchaser of a Warrant may lose his entire investment. This risk reflects the nature of a Warrant as an asset which, other factors held constant, tends to decline in value over time and which may, depending on the prevailing Spot Index Value as compared to the Initial Index Value, become worthless when it expires. Assuming all other factors are held constant, the more a Warrant is "out-of-the-money" and the shorter its remaining term to expiration, the greater the risk that a purchaser of the Warrant will lose all or part of his purchase price for the Warrant. This means that if the Spot Index Value at expiration is less than or equal to the Initial Index Value, then an investor in the Warrants who has not sold his Warrant in the secondary market prior to expiration will necessarily lose his entire purchase price for the Warrant upon expiration.

     The risk of the loss of some or all of the purchase price of a Warrant upon expiration means that, in order to recover and realize a return upon his investment, a purchaser of a Warrant must generally be correct about both the direction, timing and magnitude of an anticipated change in the value of the Index. Even if the Warrant is "in-the-money" when exercised, including automatic exercise upon expiration, if the Spot Index Value as compared to the Initial Index Value has not risen to an extent sufficient to cover a purchaser's cost of the Warrant (i.e., the purchase price plus transaction costs, if any), the purchaser will lose all or part of his purchase price for the Warrant. Investors in the Warrants will thus bear the risk of a decline in the value of the Index.

CONFLICTS OF INTEREST MAY ARISE AS A RESULT OF SALOMON SMITH BARNEY'S ROLE AS DETERMINATION AGENT AND SPONSOR OF THE TRUST

     Because Salomon Smith Barney is an affiliate of SSBHI, conflicts of interest may arise in connection with Salomon Smith Barney performing its role as Determination Agent. Salomon Smith Barney, as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and these policies and procedures will be in effect throughout the term of the Warrants to restrict the use of information relating to the calculation of the Cash Settlement Value prior to its dissemination of those calculations. Salomon Smith Barney is obligated to carry out its duties and functions as Determination Agent in good faith and using its reasonable judgment.

     Salomon Smith Barney and its affiliates may from time to time engage in transactions involving the Index or the underlying stocks that comprise the Index for their proprietary accounts and for other accounts under their management, which may influence the value of the Index and therefore the value of the Warrants. Salomon Smith Barney and its affiliates will also be the writers of the hedge of SSBHI's obligations under the Warrants and will be obligated to pay to SSBHI upon exercise of Warrants an amount equal to the value of the exercised Warrants. Please refer to "Use of Proceeds and Hedging" beginning on page S-33. Accordingly, under certain circumstances, conflicts of interest may arise between Salomon Smith Barney's responsibilities as Determination Agent with respect to the Warrants and its obligations under its hedge.

     The underlying stocks in the Index comprise all of the portfolio securities (the "Portfolio Securities") included in the Uncommon Values Trust, 1999 Series (the "Trust"). Please refer to "Description of the Index" beginning on page S-16. The Trust is a unit investment trust sponsored by Salomon Smith Barney, a subsidiary of SSBHI, which offered units in the Trust for initial sale to the public on July 8, 1999. In connection with the offering of units in the Trust, as well as in connection with satisfying redemptions from the Trust, Salomon Smith Barney, as the sponsor of the Trust, or the Trust itself has bought and sold, and will buy and sell, the Portfolio Securities. Especially during the period of the initial offering of units in the Trust in July and early August 1999, during which Salomon Smith Barney, as sponsor of the Trust, purchased a material amount of the Portfolio Securities, the volume of these transactions in the Portfolio Securities may have affected the value of the Portfolio Securities.

     The publication of the list of the Portfolio Securities selected for the Trust may have also caused increased trading activity in certain of the Portfolio Securities. In response to the announcement of the components of the Index, investment advisory and brokerage clients of Salomon Smith Barney and its affiliates may have purchased some or all of the individual Portfolio Securities appearing on the list during the period of the initial offering of units in the Trust.

     Moreover, throughout the term of the Warrants, purchasing and selling activity, including sales by the Trust in connection with satisfying redemptions from the Trust and purchases and sales by the Trust's clients or by investors acting in response to research coverage or other analysis by Salomon Smith Barney or other affiliates of SSBHI, may impact the value of the stocks underlying the Index. SSBHI has decided to set the Initial Index Value of the Warrants on a date more than four months after the selection of the Portfolio Securities and the public offering of units in the Trust in the expectation that this delay in setting the Initial Index Value will tend to reduce the impact that the activity of the Trust and of investment advisory and brokerage clients of Salomon Smith Barney will have on the value of the underlying stocks comprising the Index during the term of the Warrants, and thus, on the value of the Index during that time, as this impact is expected to be most significant in the twenty-Trading Day period following the public offering of units in the Trust (i.e., the twenty-Trading Day period ending on August 5, 1999). No assurance can be given, however, that this purchase and sale activity will not affect the Initial Index Value or the Spot Index Value at any given time during the term of the Warrants, and therefore affect the trading value and Cash Settlement Value of the Warrants.

                            ------------------------

     INVESTORS ARE ADVISED TO CONSIDER CAREFULLY THE FOREGOING RISK FACTORS AND THE RISKS AND OTHER MATTERS DISCUSSED UNDER "DESCRIPTION OF INDEX
WARRANTS -- SPECIAL CONSIDERATIONS RELATING TO INDEX WARRANTS" BEGINNING ON PAGE 16 OF THE ACCOMPANYING PROSPECTUS AND "DESCRIPTION OF THE INDEX" BEGINNING ON PAGE S-16 AND "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" BEGINNING ON PAGE S-33, AS WELL AS THE OTHER INFORMATION IN THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, PRIOR TO PURCHASING WARRANTS.

     We suggest that prospective investors who consider purchasing the Warrants reach an investment decision only after carefully considering the suitability of the Warrants in light of their particular circumstances.

                            DESCRIPTION OF THE INDEX

SELECTION OF THE UNDERLYING STOCKS

     The Index represents a diversified basket of the common stocks of 15 corporations operating in several industry groups. The stocks underlying the Index consist of all of the Portfolio Securities of the Trust, and have been selected by the TEN+ Selection Committee of Salomon Smith Barney (the "Committee"), which is comprised of senior management and equity strategists, with the assistance of the Salomon Smith Barney Research Department. Salomon Smith Barney's Research Department is staffed by over 100 investment analysts, who currently follow equities issued by more than 1,600 domestic and foreign companies in 85 industry groups or stock areas of the market. The underlying stocks comprising the Index have been selected by Salomon Smith Barney as undervalued stocks deemed to have above average appreciation potential over the 12 months following their selection in July 1999. In arriving at the underlying stocks, the Committee evaluated each analyst's top selections based on the Committee's analysis of industry trends, overall market conditions and the current economic environment. The selection is not limited to small, high-growth companies. The investment rankings by Salomon Smith Barney normally pertain to an outlook for a 12-18 month period from the time the stocks are selected. Please refer to footnote 1 to the table on page S-18. In selecting the underlying stocks, Salomon Smith Barney does not express any belief as to the potential of these securities for capital appreciation over a period longer than one year. There is, of course, no assurance that any of the underlying stocks comprising the Index will appreciate in value, and indeed any or all of such underlying stocks and the Index may depreciate in value at any time in the future. Each January for the last 16 years, Salomon Smith Barney has published a list of the top pick in each of the industry groups followed by its equity analysts. The selection of underlying stocks comprising the Index differs from these top picks both in that it is made in the middle of the year and in that the Salomon Smith Barney analysts' selections have been screened by the Committee, as described, to arrive at the list of the stocks underlying the Index.

     All of the Portfolio Securities are publicly traded on a stock exchange. In addition, the stocks comprising the Index met the following criteria at the time they were selected:

     - minimum market capitalization of $150 million, except that up to 10 percent of the underlying stocks may have a market capitalization of not less than $50 million;

     - trading volume during each of the six months prior to the offering of the Warrants of not less than one million shares, except that up to 10 percent of the underlying stocks may have a trading volume during each of the six months prior to the offering of the Warrants of not less than 500,000 shares;

     - at least 80 percent of the underlying stocks met the then current criteria for standardized options trading set forth in CBOE Rule 5.3;

     - at least 80 percent of the underlying stocks are listed on the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX"), or are traded through the Nasdaq National Market of the Nasdaq Stock Market, Inc. ("NASDAQ");

     - all of the underlying stocks that are issued by companies incorporated in the U.S. are "reported securities" as defined in Rule 11Aa3-1 under the Exchange Act; and

     - no more than 20 percent of the underlying stocks are listed only on a foreign stock exchange.

                               1999 TEN+SM INDEX
                               UNDERLYING STOCKS

                                                         PRINCIPAL TRADING    STOCK     INVESTMENT
ISSUER                                                        MARKET          SYMBOL    RANKING(1)
------                                                   -----------------    ------    ----------
Albertson's Inc........................................     NYSE               ABS       1-M
The Allstate Corporation#..............................     NYSE               ALL       1-M
Amgen Inc.*............................................    NASDAQ             AMGN       1-H
The Bank of New York#..................................     NYSE               BK        1-M
Dayton Hudson#.........................................     NYSE               DH        1-M
Electronic Data Systems#...............................     NYSE               EDS       1-M
Fort James Corporation#................................     NYSE               FJ        1-M
Honeywell Inc.#........................................     NYSE               HON       1-M
Lucent Technologies Inc.#..............................     NYSE               LU        1-M
Marsh & McLennan Companies#............................     NYSE               MMC       1-L
MCI WorldCom, Inc.*#...................................    NASDAQ             WCOM       1-M
Mobil Corporation#.....................................     NYSE               MOB       1-L
Pitney Bowes#..........................................     NYSE               PBI       1-L
Raytheon Company#......................................     NYSE              RTNA       1-M
(Class A and Class B)..................................     NYSE              RTNB       1-M
Tyco International Ltd.................................     NYSE               TYC       1-L

---------------
(1) These rankings are current as of the date of this prospectus supplement, and are subject to change without notice. Salomon Smith Barney has assigned these rankings according to the following system, which, as more fully explained below, uses two codes: a letter for the level of risk (L, M, H, S or V) and a number for performance expectation (1-5).

     Each risk ranking in the form of a letter assesses predictability of earnings/dividends and stock price volatility, as follows:

     L (Low Risk): highly predictable earnings/dividends, low price volatility

     M (Moderate Risk): moderately predictable earnings/dividends, moderate price volatility

     H (High Risk): low predictability of earnings/dividends, high price volatility

     S (Speculative): exceptionally low predictability of earnings/dividends, highest risk of price volatility

     V (Venture): Risk and return consistent with venture capital, suitable only for well-diversified portfolios

     Each performance ranking in the form of a number indicates the expected total return, which includes capital gain or loss plus dividends, over the next 8-14 months (12-18 months since the selection of the stocks underlying the Index), assuming an unchanged or "flat" market; performance expectations depend on the risk category assigned to the stock, as shown in the following chart:

                           LOW RISK      MODERATE RISK    HIGH RISK      SPECULATIVE
                         -------------   -------------   ------------   -------------
1 (Buy)................       Over 15%        Over 20%       Over 25%        Over 30%
2 (Outperform).........      5% to 15%       5% to 20%     10% to 25%      10% to 30%
3 (Neutral)............      -5% to 5%       -5% to 5%    -10% to 10%     -10% to 10%
4 (Underperform).......    -5% to -15%     -5% to -15%   -10% to -20%    -10% to -20%
5 (Sell)...............  -15% or worse   -15% or worse        -20% or   -20% or worse
                                                                worse

     These rankings represent current opinions of Salomon Smith Barney research analysts and are, of course, subject to change without notice; no assurance can be given that the stocks will perform in line with such rankings. These rankings have not been audited.
---------------

* Salomon Smith Barney, including its subsidiaries and/or affiliates, usually maintains a market in the securities of this company.

# Within the last three years, Salomon Smith Barney, including its subsidiaries and/or affiliates, has acted as manager or co-manager of a public offering of the securities of this company or an affiliate.

INDICATIVE SPOT INDEX VALUES

     The following table sets forth indicative Spot Index Values on the last business day of each month in the period from April 1996 through August 1999, each calculated as if the Index had been created on April 4, 1996 and the value of the Index on September 17, 1999 had been set at 100.0000. The table is based on historical trading data for each of the stocks underlying the Index obtained from the primary trading market for such stocks and was calculated using hypothetical weightings for each of the underlying stocks in the Index based on an investment of $10,000 in the stocks of each of the underlying issuers rounded to the nearest whole share as of September 17, 1999. As the Raytheon Company has two classes of common stock, Class A and Class B, each of which is included in the Index, the hypothetical weightings were based on an investment of a total of approximately $10,000 in Raytheon common stock, $3,000 in Raytheon Class A common stock and $7,000 in Raytheon Class B common stock. In addition, since Raytheon Class A common stock did not exist prior to December 1997, the historical prices of the Raytheon Class A common stock prior to November 1997 have been deemed to be the same as those of the Class B common stock. As explained under "Calculation of the Index", the actual weightings of each of the underlying stocks in the Index will be determined as of the date the Warrants are priced for initial sale to the public and will therefore differ from those used in calculating the indicative Spot Index Values in this table. These indicative Spot Index Values should not be taken as an indication of future performance. The indicative values set forth herein have been adjusted to reflect certain corporate events that affected the relevant trading data, including, but not limited to, stock splits and stock dividends. Certain adjustments to the Index will be made by the CBOE as set forth under "Calculation of the Index" below. Those adjustments may not correspond to the adjustments made in determining the indicative Spot Index Values set forth in the following table.

MONTH                                         1996       1997       1998        1999
-----                                        -------    -------    -------    --------
January....................................       --    59.1568    75.6053     98.1377
February...................................       --    60.2187    81.3968     94.2069
March......................................       --    56.6842    85.7600     98.4942
April......................................  52.4313    58.0636    86.9637    105.0888
May........................................  53.2221    63.8720    84.3969    103.1401
June.......................................  53.8879    66.7046    87.0672    106.4710
July.......................................  52.2659    72.4574    83.2122    107.6167
August.....................................  53.9327    67.9922    71.7753    102.8115
September..................................  57.3696    71.9793    77.5920          --
October....................................  56.3213    69.9375    86.3996          --
November...................................  59.1811    72.3892    87.9270          --
December...................................  57.3120    74.2862    96.8775          --

CALCULATION OF THE INDEX

     The Index will be calculated by the CBOE using an "equal dollar-weighting" methodology designed to ensure that each of the issuers of the underlying stocks is represented in an approximately equal dollar amount in the Index as of the date the Warrants are priced for initial sale to the public. To create the Index, Salomon Smith Barney will calculate a notional portfolio of the underlying stocks representing an investment of $10,000 in the component securities of each of the underlying issuers (rounded to the nearest whole share) as of the date the Warrants are priced for initial sale to the public. As the Raytheon Company has two classes of common stock, Class A and Class B, each of which is included in the Index, the notional portfolio will include an investment of a total of approximately $10,000 in Raytheon common stock, $3,000 in Class A common stock and $7,000 in Class B common stock. The value of the Index will equal the market value of the sum of the assigned number of shares of each of the underlying stocks divided by an Index divisor. The Index divisor will be set to provide a benchmark value of 100.0000 as of the date the Warrants are priced for initial sale to the public. The Initial Index Value will thus be equal to 100.0000.

     The number of shares of each underlying stock in the Index will remain fixed except in the event of certain types of corporate actions such as the payment of a dividend (other than an ordinary cash dividend), a stock distribution, stock split, reverse stock split, rights offering, distribution, reorganization, recapitalization, or similar event with respect to the underlying stocks. The number of shares of each underlying stock also may be adjusted by the CBOE, if necessary, in the event of a merger, consolidation, dissolution, or liquidation of an issuer or in certain other events such as the distribution of property by an issuer to shareholders, the expropriation or nationalization of a foreign issuer, or the imposition of certain foreign taxes on shareholders of a foreign issuer. Shares of an underlying stock may be replaced or supplemented by the CBOE with another security only under certain circumstances, such as in the event of a merger or consolidation, the conversion of an underlying stock into another class of security, the termination of a depository receipt program, or the spin-off of a subsidiary. No attempt will be made by the CBOE to find a replacement stock or to otherwise compensate for an underlying stock that is extinguished due to bankruptcy or similar circumstances.

     More specifically,

     - in the event of a merger or consolidation, whether between two issuers of underlying stocks or between the issuer of an underlying stock and an issuer of a non-underlying stock, the original underlying stock will be replaced by the new security;

     - in the event of a conversion into another class of security, the original underlying stock will be replaced by the new security; and

     - in the event of a spin-off of a subsidiary, both the subsidiary issue and the original "parent security" will be included in the Index, unless the subsidiary is an insignificant percentage of the original security, in which case the CBOE will consult with the SEC prior to omitting the subsidiary issue from the Index.

     If the underlying stock remains in the Index following the occurrence of any such event, the number of shares of the underlying stock may be adjusted by the CBOE to the nearest whole share to maintain the component's relative weight in the Index at the level immediately prior to the corporate action. In all cases, the divisor will be adjusted by the CBOE, if necessary, to ensure continuity of the value of the Index.

     The Index will be calculated based on real-time prices for all of the underlying stocks.

     The value of the Index will be calculated and disseminated by CBOE every 15 seconds under the symbol "TZS".

THE CHICAGO BOARD OPTIONS EXCHANGE, INCORPORATED

     The CBOE trades options on more than 1400 stocks and on the two most actively traded indices in the world, the S&P 100(Registered) (OEX(Registered)) and the S&P 500(TM)(Registered)(SPX(Registered)), as well as on the S&P Small Cap 600 (SML), the Dow Jones Industrial Average(TM)(DJX), the Dow Jones Transportation Average(TM) (DTX), the Dow Jones Utility Average(TM) (DUX), the NASDAQ 100 Index(Registered) (NDX(Registered)), the Russell 2000(Registered) Index (RUT), the S&P Barra Index (SGX and SVX) and a number of sector indices. Options on the CBOE Mexico Index (MEX), the IPC(TM) Index (MXX), the Latin 15(TM) Index (LTX) and the Nikkei 300(Registered) Index (NIK) comprise the CBOE's foreign index option complex. The CBOE also offers interest rate options; LEAPS(Registered), which are long-term options on individual equities and stock indices; and FLEX(Registered) (Flexible Exchange(Registered)) Options, an alternative to the over-the-counter options market for institutional investors. The CBOE also trades other securities including Equity Linked Notes and Warrants related to several other indices.

     The CBOE will enter into a calculation agency agreement with SSBHI, pursuant to which it will calculate the Index as described under "-- Calculation of the Index" on the previous page. The Warrants are not sponsored, endorsed, sold or promoted by the CBOE. The CBOE makes no representation or warranty, express or implied, to the holders of the Warrants or any member of the public regarding the advisability of investing in securities generally or in the Warrants particularly or in the ability of the Index to track the performance of any market segment. The CBOE has no obligation to take the needs of Salomon Smith Barney or the holders of the Warrants into consideration in calculating the Index. The CBOE is not responsible for, and has not participated in the determination of the timing of the sale of the Warrants, prices at which the Warrants are to be sold initially, or quantities of the Warrants to be issued or in the determination or calculation of the equation by which the Warrants are to be converted into cash. The CBOE has no obligation or liability in connection with the administration or marketing of the Warrants.

     THE CBOE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE CBOE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY SSBHI, HOLDERS OF THE WARRANTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE CBOE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN NO EVENT SHALL THE CBOE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

                          DESCRIPTION OF THE WARRANTS

GENERAL

     The Warrants will be issued pursuant to a Warrant Agreement (the "Warrant
Agreement"), to be dated as of October   , 1999, between SSBHI, Citibank, N.A.,
as Warrant Agent (the "Warrant Agent"), and Salomon Smith Barney, as Determination Agent. The following summaries of certain provisions of the Warrants and the Warrant Agreement do not purport to be complete and reference is made to all the provisions of the Warrant Agreement, including the form of Global Warrant Certificate attached as an exhibit to the Warrant Agreement. The Warrant Agreement will be available for inspection by any registered holder of Warrants (a "Warrantholder") at the office of the Warrant Agent (the "Warrant Agent's Office"), which is currently located at 111 Wall Street, 5th Floor, New York, New York 10043, during the Warrant Agent's normal business hours. Please refer to "Description of Index Warrants" beginning on page 15 of the accompanying prospectus.

     The aggregate number of Warrants to be issued is set forth on the cover page of this prospectus supplement and is subject to the right of SSBHI to "reopen" the issue of Warrants and issue additional Warrants with substantially identical terms at a later time.

     A Warrant will not require or entitle a Warrantholder to receive any of the underlying stocks comprising the Index from SSBHI. Upon exercise of a Warrant, SSBHI will make only a U.S. dollar cash payment in the amount of the Cash Settlement Value, if any, of such Warrant. SSBHI is under no obligation to, nor will it, sell the underlying stocks to, or purchase the underlying stocks from, Warrantholders in connection with the exercise of any Warrants. Warrantholders will not receive any interest on any Cash Settlement Value.

DETERMINATION OF CASH SETTLEMENT VALUE OF WARRANTS

     Subject to the discussion under "-- Market Disruption Events, Extraordinary Events and Extension Events" beginning on page S-27, each Warrant will entitle the Warrantholder to receive, upon exercise (including automatic exercise), the Cash Settlement Value of such Warrant. The "Cash Settlement Value" of a Warrant will equal an amount in U.S. dollars, rounded down to the nearest cent, calculated in accordance with the following formula:

     the greater of (A) zero; and

                      Spot Index Value -- Initial Index Value
                      ---------------------------------------
                 (B)                                           X $10.00

                                Initial Index Value

     "Initial Index Value" means 100.0000, the value of the TEN+ Index on the date the Warrants will be priced for initial sale to the public. The Initial Index Value will remain constant during the term of the Warrants.

     "Spot Index Value" means the value of the TEN+ Index at the close of trading on the CBOE on the applicable Valuation Date. However, the Spot Index Value with respect to the Expiration Date, any Early Extended Expiration Date or any Extended Expiration Date means the value of the TEN+ Index at the opening of trading on the CBOE on the applicable Valuation Date. The Valuation Date may be postponed as a result of an Extraordinary Event or a Market Disruption Event. Please refer to "-- Market Disruption Events, Extraordinary Events and Extension Events" beginning on page S-27. The Valuation Date may also be postponed as a result of the exercise of Warrants in a number exceeding certain limits on exercise. Please refer to "-- Exercise of Warrants -- Maximum Exercise Amount" beginning on page S-26.

HYPOTHETICAL WARRANT VALUES ON EXERCISE

     Set forth below is an illustrative example of the Cash Settlement Values of a Warrant based on various hypothetical Spot Index Values and an Initial Index Value of 100.00. The closing value of the Index on the date the Warrants are priced for initial sale to the public will be set at 100.00 and will remain constant throughout the term of the Warrants. The illustrative Cash Settlement Values in the table do not reflect any "time value" for a Warrant, which may be reflected in trading value, and are not necessarily indicative of potential profit or loss, which are also affected by purchase price and transaction costs.

                                                                CASH SETTLEMENT VALUE
                                                              (ALSO KNOWN AS "INTRINSIC
HYPOTHETICAL SPOT INDEX VALUE                                    VALUE") OF A WARRANT
-----------------------------                                 -------------------------
140.0000....................................................            $4.00
135.0000....................................................            $3.50
130.0000....................................................            $3.00
125.0000....................................................            $2.50
120.0000....................................................            $2.00
115.0000....................................................            $1.50
110.0000....................................................            $1.00
105.0000....................................................            $0.50
100.0000 (Initial Index Value)..............................            $0.00
90.0000.....................................................            $0.00
85.0000.....................................................            $0.00
80.0000.....................................................            $0.00

DTC BOOK-ENTRY PROCEDURES

     SSBHI will issue the Warrants in the form of one or more global certificates, which will be held by DTC or its nominee. Direct and indirect participants in DTC, including the depositaries in the Euroclear and Cedel clearing systems, will record beneficial ownership of the Warrants by individual investors. Accordingly, except in certain limited circumstances described on page 17 of the accompanying prospectus under "Description of Index
Warrants -- Book-Entry Procedures and Settlement for Index Warrants," ownership of the Warrants in certificated form will not be available to investors. For additional information on DTC and its procedures, please refer to "Exercise and Settlement of Warrants" beginning on page S-23 and "Description of Index Warrants -- Book-Entry Procedures and Settlement for Index Warrants" beginning on page 17 of the accompanying prospectus.

CEDEL AND EUROCLEAR

     Warrantholders, including Warrantholders purchasing Warrants in the public offering in Japan, may hold their Warrants through the accounts maintained by Cedelbank S.A. ("Cedel") or the Euroclear System operated by Morgan Guaranty Trust's Brussels Office ("Euroclear") in DTC only if they are participants of those systems, or indirectly through organizations which are participants in those systems. The Common Code used by Cedel and Euroclear for the Warrants is
          and the ISIN Number is           .

     Cedel and Euroclear will hold omnibus book-entry positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the names of the nominees of the depositaries on the books of DTC. Citibank, N.A. ("Citibank"), will act as depositary for Cedel and Morgan Guaranty Trust Company of New York, New York Office ("Morgan"), will act as depositary for Euroclear (in such capacities, the "Depositaries"). All securities in Cedel or Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Exercises of Warrants by persons holding through Cedel or Euroclear participants will be effected through DTC, in accordance with DTC rules, on behalf of the relevant European international clearing system by its Depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its Depositaries to take action to effect exercise of the Warrants on its behalf by delivering Warrants through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the Warrants held through Cedel or Euroclear will be credited to the cash accounts of Cedel participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositaries. Please refer to "Exercise and Settlement of the Warrants" beginning on page S-23.

     All information in this Prospectus Supplement on Cedel and Euroclear is derived from Cedel or Euroclear, as the case may be, and reflects the policies of such organizations; such policies are subject to change without notice.

EXERCISE AND SETTLEMENT OF WARRANTS

     The Warrants will be first exercisable on October   , 1999 and will expire
on the Expiration Date for the Warrants, which is             , 2001. Warrants
not exercised (including by reason of any postponed exercise) at or before 3:00 P.M., New York City time, on the "Last Exercise Date", which is the earlier of

     - the fourth Business Day immediately preceding the Expiration Date, and

     - the Delisting Date, if any,

will be automatically exercised as described under "Automatic Exercise" beginning on page S-32.

     In the case of Warrants held through the facilities of DTC, a Warrantholder may exercise such Warrants on any Business Day during the period from October
  , 1999 until 3:00 P.M., New York City time, on the Last Exercise Date by causing

     - such Warrants to be transferred free to the Warrant Agent on the records of DTC, and

     - a duly completed and executed Exercise Notice to be delivered on behalf of the Warrantholder by a Participant to the Warrant Agent.

A Form of Exercise Notice for Warrants is included herein as Appendix B and may also be obtained from the Warrant Agent at the Warrant Agent's Office.

     In the case of Warrants held through the facilities of Cedel or Euroclear, a Warrantholder may exercise such Warrants on any Business Day during the period
from October   , 1999 until 3:00 P.M., New York City time, on the Last Exercise
Date by causing

     - such Warrants to be transferred free to the Warrant Agent on the records of DTC, by giving appropriate instructions to the Participant holding such Warrants in either the Cedel or Euroclear system, as the case may be, and

     - a duly completed and executed Exercise Notice to be delivered on behalf of the Warrantholder by Cedel or Euroclear, as the case may be, to the Warrant Agent.

     Except for Warrants subject to automatic exercise or held through the facilities of Cedel or Euroclear, and subject to the Limit Option, the "Exercise Date" for a Warrant will be

     - the Business Day on which the Warrant Agent receives the Warrant and Exercise Notice in proper form with respect to such Warrant, if received at or prior to 3:00 P.M., New York City time, on such day, or

     - if the Warrant Agent receives such Warrant and Exercise Notice after 3:00 P.M., New York City time, on a Business Day, then the Business Day next succeeding such Business Day.

     In the case of Warrants held through the facilities of Cedel or Euroclear, except for Warrants subject to automatic exercise, and subject to the Limit Option, the "Exercise Date" for a Warrant will be

     - the Business Day on which the Warrant Agent receives the Exercise Notice in proper form with respect to such Warrant if such Exercise Notice is received at or prior to 3:00 P.M., New York City time, on such day; as long as the Warrant is received by the Warrant Agent by 3:00 P.M., New York City time, on the Valuation Date, or

     - if the Warrant Agent receives such Exercise Notice after 3:00 P.M., New York City time, on a Business Day, then the Business Day next succeeding such Business Day; as long as the Warrant is received by 3:00 P.M., New York City time, on the Valuation Date relating to exercises of Warrants on such succeeding Business Day.

In the event that a Warrant is received after 3:00 P.M., New York City time, on the Valuation Date, then the Exercise Date for such Warrant will be the day on which such Warrant is received or, if such day is not a Business Day, the next succeeding Business Day.

     In the case of Warrants held through the facilities of Cedel or Euroclear, in order to ensure proper exercise on a given Business Day, participants in Cedel or Euroclear must submit exercise instructions to Cedel or Euroclear, as the case may be, by 10:00 A.M., Luxembourg time, in the case of Cedel and by 10:00 A.M., Brussels time, in the case of Euroclear. In addition, in the case of book-entry exercises by means of Euroclear,

     - participants must also transmit, by facsimile (facsimile number (201) 262-7521), to the Warrant Agent a copy of the Exercise Notice submitted to Euroclear by 3:00 P.M., New York City time, on the desired Exercise Date, and

     - Euroclear must confirm by telex to the Warrant Agent by 9:00 A.M., New York City time, on the Valuation Date that the Warrants will be received by the Warrant Agent on such date. However, if the telex communication is received after 9:00 A.M., New York City time, on the Valuation Date, SSBHI will be entitled to direct the Warrant Agent to reject the related Exercise Notice or waive the requirement for timely delivery of such telex communication.

     TO ENSURE THAT AN EXERCISE NOTICE AND THE RELATED WARRANTS WILL BE DELIVERED TO THE WARRANT AGENT BEFORE 3:00 P.M., NEW YORK CITY TIME, ON A GIVEN BUSINESS DAY, A WARRANTHOLDER MAY HAVE TO GIVE EXERCISE INSTRUCTIONS TO HIS BROKER OR OTHER INTERMEDIARY SUBSTANTIALLY EARLIER THAN 3:00 P.M., NEW YORK CITY TIME, ON SUCH DAY. DIFFERENT BROKERAGE FIRMS MAY HAVE DIFFERENT CUT-OFF TIMES FOR ACCEPTING AND IMPLEMENTING EXERCISE INSTRUCTIONS FROM THEIR CUSTOMERS. THEREFORE, WARRANTHOLDERS SHOULD CONSULT WITH THEIR BROKERS OR OTHER INTERMEDIARIES, IF APPLICABLE, AS TO APPLICABLE CUT-OFF TIMES AND OTHER EXERCISE MECHANICS. PLEASE REFER TO "RISK FACTORS RELATING TO THE WARRANTS -- RISKS AND COSTS ASSOCIATED WITH EXERCISE OF WARRANTS" BEGINNING ON PAGE S-11.

     Except in the case of Warrants subject to automatic exercise, if on any Valuation Date the Cash Settlement Value for any Warrants then exercised would be zero, the attempted exercise of such Warrants will be void and of no effect and such Warrants will be transferred back to the Participant, including the Depositaries, that submitted them free to the Warrant Agent on the records of DTC, and, in any such case, the Warrants in question will remain outstanding and exercisable thereafter.

     The "Valuation Date" for a Warrant will be the first Business Day following the Exercise Date, subject to postponement as a result of the exercise of a number of Warrants exceeding the limits on exercise described below under "Maximum Exercise Amount" beginning on page S-26 or as a result of an Extraordinary Event or a Market Disruption Event described under "Market Disruption Events, Extraordinary Events and Extension Events" beginning on page S-27.

     The following is an illustration of the timing of an Exercise Date and the ensuing Valuation Date, assuming

     - all relevant dates are Business Days;

     - the number of exercised Warrants does not exceed the maximum permissible amount; and

     - no Extraordinary Event or Market Disruption Event has occurred and is continuing.

               ILLUSTRATIVE TIMING FOR WARRANTS HELD THROUGH DTC

                                                                SPOT INDEX VALUE
                                                                USED TO DETERMINE
DATE AND TIME WARRANTS                                                CASH          LIMIT OPTION INDEX
ARE RECEIVED BY WARRANT                                         SETTLEMENT VALUE    VALUE EQUAL TO SPOT
AGENT IN PROPER FORM         EXERCISE DATE     VALUATION DATE   DETERMINED AS OF     INDEX VALUE AS OF
-----------------------     ----------------  ----------------  -----------------   -------------------
Monday, January 10, 2000    January 10, 2000  January 11, 2000  January 11, 2000     January 10, 2000
at or before 3:00 P.M.,
New York City time
Monday, January 10, 2000    January 11, 2000  January 12, 2000  January 12, 2000     January 11, 2000
after 3:00 P.M., New York
City time

       ILLUSTRATIVE TIMING FOR WARRANTS HELD THROUGH EUROCLEAR AND CEDEL

                                                                SPOT INDEX VALUE
                                                                USED TO DETERMINE
DATE AND TIME WARRANTS                                                CASH          LIMIT OPTION INDEX
ARE RECEIVED BY WARRANT                                         SETTLEMENT VALUE    VALUE EQUAL TO SPOT
AGENT IN PROPER FORM         EXERCISE DATE     VALUATION DATE   DETERMINED AS OF     INDEX VALUE AS OF
-----------------------     ----------------  ----------------  -----------------   -------------------
Tuesday, January 11, 2000   January 10, 2000  January 11, 2000  January 11, 2000     January 10, 2000
at or before 3:00 P.M.,
New York City time
Tuesday, January 11, 2000   January 11, 2000  January 12, 2000  January 12, 2000     January 11, 2000
after 3:00 P.M., New York
City time

     Following receipt of Warrants and the related Exercise Notice in proper form, the Warrant Agent will, not later than 5:00 P.M., New York City time, on the applicable Valuation Date,

     - obtain from the Determination Agent the Spot Index Value,

     - determine the Cash Settlement Value of such Warrants, and

     - advise SSBHI of the aggregate Cash Settlement Value of the exercised Warrants.

     SSBHI will be required to make available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the third Business Day following the Valuation Date, funds in an amount sufficient to pay the aggregate Cash Settlement Value of the exercised Warrants. If SSBHI has made such funds available by that time, the Warrant Agent will thereafter be responsible for making funds available to each appropriate Participant Each Participant will be responsible for disbursing such payments to the Warrantholders it represents and to each brokerage firm for which it acts as agent. Participants include Citibank and Morgan, who, in turn, will disburse payments to Cedel and Euroclear, respectively, who will be responsible for disbursing such payments to each of their respective participants, who, in turn, will be responsible for disbursing payments to the Warrantholders they represent. Similarly, each brokerage firm will be responsible for disbursing funds to the Warrantholders that it represents.

     "Determination Agent" means Salomon Smith Barney or another firm selected by SSBHI to perform the functions of the Determination Agent in connection with the Warrants.

MAXIMUM EXERCISE AMOUNT

     All exercises of Warrants, other than automatic exercises, are subject, at SSBHI's option, to the limitation that not more than 250,000 Warrants in total may be exercised on any Exercise Date and not more than 100,000 Warrants may be exercised by or on behalf of any person or entity, either individually or in concert with any other person or entity, on any Exercise Date. If any Business Day would otherwise, under the terms of the Warrant Agreement, be the Exercise Date in respect of more than 250,000 Warrants, then; at SSBHI's election 250,000 of such Warrants, selected by the Warrant Agent on a pro rata basis, shall be deemed exercised on such Exercise Date and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following Business Day, subject to successive applications of this provision. Remaining Warrants shall be deemed exercised in the order of their respective initial Exercise Dates, and Remaining Warrants shall be deemed exercised before any other Warrants initially exercised after such Remaining Warrants.

     If any individual Warrantholder attempts to exercise more than 100,000 Warrants on any Business Day, then at SSBHI's election, 100,000 of such Warrants shall be deemed exercised on such Business Day and the remainder shall be deemed exercised on the following Business Day, subject to successive applications of this provision. As a result of any postponed exercise as described above, Warrantholders will receive a Cash Settlement Value with respect to Remaining Warrants determined as of a date later than the otherwise applicable Valuation Date. In any such case, as a result of any such postponement and subject to the Limit Option, the Cash Settlement Value actually received by Warrantholders with respect to Remaining Warrants may be lower than the otherwise applicable Cash Settlement Value if the Valuation Date of the Warrants had not been postponed.

MARKET DISRUPTION EVENTS, EXTRAORDINARY EVENTS AND EXTENSION EVENTS

     Market Disruption Events. If SSBHI determines that on a Business Day that would otherwise be a Valuation Date (an "Applicable Business Day") a Market Disruption Event has occurred and is continuing, then the Cash Settlement Value in respect of an exercise of Warrants shall be calculated using as the Valuation Date the next Business Day following the relevant Applicable Business Day on which there is no Market Disruption Event or Extraordinary Event. However, if no Business Day occurs prior to the Expiration Date or the Delisting Date, if any, then the provisions under "-- Extension Events" beginning on page S-30 or "Delisting of Warrants" beginning on page S-32 will apply. SSBHI shall promptly give notice to Warrantholders, by publication in a newspaper with a national circulation (currently expected to be The Wall Street Journal), if a Market Disruption Event shall have occurred.

     "Market Disruption Event" means any of the following events, as determined by the Determination Agent:

        - The suspension or material limitation of trading in 20% or more of the underlying stocks which then comprise the Index for more than two hours of trading or during the one-half hour period preceding the close of trading on the principal securities exchange on which such stocks are traded. For purposes of this definition, limitations on trading during significant market fluctuations imposed pursuant to any rule or regulation of similar scope to NYSE Rule 80B (or any applicable rule or regulation (A) enacted or promulgated by the NYSE, any other self regulatory organization or the SEC of similar scope or as a replacement for Rule 80B, as determined by the Determination Agent, or (B) enacted or promulgated by any such securities exchange, any self regulatory organization or relevant regulatory authority, as determined by the Determination Agent), shall be considered "material";

        - The suspension or material limitation, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in
          (A) if futures contracts related to the Index or options on such futures contracts are then approved for trading, and are traded on any major U.S. or foreign exchange, such contracts or options or (B) options contracts related to the Index which are traded on any major U.S. or foreign exchange; or

        - The unavailability, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the close of trading, of accurate price, volume or related information in respect of 20% or more of the underlying stocks which then comprise the Index or in respect of futures contracts related to the Index, options on such futures contracts or options contracts related to the Index, in each case traded on any major U.S. or foreign exchange.

     For purposes of determining whether a Market Disruption Event has occurred:

        - a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market;

        - a decision to discontinue trading permanently in the relevant futures or options contract will not constitute a Market Disruption Event;

        - any suspension in trading in a futures or options contract on the Index by a major securities market by reason of

           - a price change violating limits set by such securities market,

           - an imbalance of orders relating to such contracts, or

           - a disparity in bid and ask quotes relating to such contracts, will constitute a Market Disruption Event, notwithstanding that the duration of such suspension or material limitation is less than two hours;

        - a "suspension or material limitation" on an exchange or in a market will include a suspension or material limitation of trading by one class of investors provided that such suspension continues for more than two hours of trading or during the last one-half hour period preceding the close of trading on the relevant exchange or market, but will not include limitations imposed on certain types of trading under NYSE Rule 80A, and will not include any time when such exchange or market is closed for trading as part of such exchange's or market's regularly scheduled business hours; and

        - the occurrence of an Extraordinary Event described in the first bullet of the definition of Extraordinary Event will not constitute, and will supersede the occurrence of, a Market Disruption Event.

     Under certain circumstances, the duties of Salomon Smith Barney as Determination Agent in determining the existence of Market Disruption Events could conflict with the interests of Salomon Smith Barney as an affiliate of the issuer of the Warrants.

     Extraordinary Events. If SSBHI determines that an Extraordinary Event has occurred and is continuing on an Applicable Business Day, then the Cash Settlement Value with respect to an exercise of Warrants shall be calculated on the basis that the Valuation Date shall be the next Business Day following an Applicable Business Day on which there is no Extraordinary Event or Market Disruption Event. However, if no Business Day occurs prior to the Expiration Date or the Delisting Date, if any, then the provisions under "-- Extension Events" or "Delisting of Warrants" will apply. SSBHI shall promptly give notice to Warrantholders, by publication in a newspaper with a national circulation, currently expected to be The Wall Street Journal, if an Extraordinary Event shall have occurred.

     "Extraordinary Event" means any of the following events, as determined by the Determination Agent:

        - a suspension, material limitation or absence of trading of all of the stocks comprising the Index;

        - the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court of any jurisdiction, any administrative agency or any other governmental authority that would make it unlawful for SSBHI to perform any of its obligations under the Warrant Agreement or the Warrants or that has had or is reasonably expected to have a material adverse effect on the ability of (A) SSBHI to perform its obligations under the Warrants or to hedge or modify the hedge of its position with respect to the Warrants or
          (B) any affiliate of SSBHI to hedge or modify the hedge of its position with respect to any hedging transaction entered into with SSBHI in connection with SSBHI's obligations under the Warrants; or

        - any outbreak or escalation of hostilities or other national or international calamity or crisis, including, without limitation, natural calamities that in the opinion of the Determination Agent may materially and adversely affect the economy of the United States or the trading of securities generally on the CBOE, NYSE or NASDAQ, or any other securities exchange, that has had or is reasonably expected to have a material adverse effect on the ability of (A) SSBHI to perform its obligations under the Warrants or to modify the hedge of its position with respect to the Warrants or (B) any affiliate of SSBHI to hedge or modify the hedge of its position with respect to any hedging transaction entered into with SSBHI in connection with SSBHI's obligations under the Warrants.

     For the purpose of determining whether an Extraordinary Event has occurred:
(1) a limitation on the hours or number of days of trading will not constitute an Extraordinary Event if it results from an announced change in the regular business hours of the relevant exchange or market and (2) a "suspension or material limitation" on an exchange or in a market will include a suspension or material limitation of trading by one class of investors provided that such suspension continues for more than two hours of trading or during the last one-half hour period preceding the close of trading on the relevant exchange or market, but will not include limitations imposed on certain types of trading under NYSE Rule 80A, and will not include any time when such exchange or market is closed for trading as part of such exchange's or market's regularly scheduled business hours.

     Cancellation of Warrants. If SSBHI at any time prior to the Expiration Date or, if applicable, the Extended Expiration Date, determines that an Extraordinary Event has occurred and is continuing, and if the Extraordinary Event is expected by SSBHI to continue, SSBHI may immediately cancel the Warrants by notifying the Warrant Agent of such cancellation (the date such notice is given being the "Cancellation Date"), and each Warrantholder's rights under the Warrants and the Warrant Agreement shall thereupon cease. In this case, each Warrant shall be automatically exercised using as the Valuation Date the Cancellation Date, and the holder of each Warrant will receive, instead of the Cash Settlement Value, the Alternative Settlement Amount, determined by the Determination Agent. SSBHI shall promptly give notice to Warrantholders, by publication in a newspaper with a national circulation, currently expected to be The Wall Street Journal, of any such cancellation.

     Alternative Settlement Amount. The "Alternative Settlement Amount" is equal to the amount calculated by the Determination Agent, subject to the provisions set forth below, using the following formula:

          Alternative Settlement Amount = Intrinsic Value + [T/2 X A/B]

          Intrinsic Value = the Cash Settlement Value of the Warrants, determined as described under "Determination of Cash Settlement Value of Warrants" on page S-22, on the applicable Valuation Date but calculated with a Spot Index Value on the applicable Valuation Date determined by the Determination Agent which, subject to approval by SSBHI, which is not to be unreasonably withheld, in the reasonable opinion of the Determination Agent, fairly reflects the Spot Index Value on the applicable Valuation Date. However, if a Cancellation Date falls on (1) the Expiration Date, (2) the Extended Expiration Date, or (3) any of the two Business Days immediately preceding either the Expiration Date or the Extended Expiration Date, then the Spot Index Value with respect to such date shall be calculated so as to reflect the value of the Index at the opening of trading on the CBOE on such date.

          T = $          the initial offering price per Warrant;

          A = the total number of days from, but excluding, the Cancellation Date or Delisting Date, whichever has given rise to the payment of the Alternative Settlement Amount for such Warrants, to and including the Expiration Date; and

          B = the total number of days from, but excluding, the date on which sales of the Warrants were initially confirmed, to and including the Expiration Date.

     In calculating the Alternative Settlement Amount on the Extended Expiration Date or on any Cancellation Date or Delisting Date falling between the Expiration Date and the Extended Expiration Date (inclusive), the Alternative Settlement Amount shall equal the Intrinsic Value.

     For the purposes of determining "Intrinsic Value" in the above formula, in the event that the Determination Agent and SSBHI have not, after good faith consultation with each other and within five days following the first day upon which such Alternative Settlement Amount may be calculated in accordance with the above formula, agreed upon a Spot Index Value which fairly reflects the value of the Index on the

Cancellation Date, Delisting Date or Extended Expiration Date, whichever gives rise to the payment of the Alternative Settlement Amount, then the Determination Agent shall promptly nominate a third party, subject to approval by SSBHI (such approval not to be unreasonably withheld), to determine such figure and calculate the Alternative Settlement Amount in accordance with the above formula. Such party shall act as an independent expert and not as an agent of SSBHI or the Determination Agent, and its calculation and determination of the Alternative Settlement Amount shall, absent manifest error, be final and binding on SSBHI, the Warrant Agent, the Determination Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office. Neither SSBHI, the Determination Agent, the Warrant Agent nor any third party shall have any responsibility for good faith errors or omissions in calculating the Alternative Settlement Amount.

     Extension Events. If a Market Disruption Event or an Extraordinary Event is continuing on the Expiration Date (an "Extension Event"), the term of any outstanding Warrants will be extended for a period of 30 days (the thirtieth day following the Expiration Date being the "Extended Expiration Date"). However, if the Cash Settlement Value of the Warrants would have been zero if the Warrants had been exercised, using as the Valuation Date the Measurement Date, then, notwithstanding any other provision of the Warrants, the term of the Warrants will not be extended, the Cash Settlement Value will be zero and the Warrants will be deemed to be worthless. Following an Extension Event, the Warrants will expire on the earlier of:

          (1) the first Business Day on which no Market Disruption Event and no Extraordinary Event shall be occurring (the "Early Extended Expiration Date");

          (2) a Delisting Date falling between the Expiration Date and the Extended Expiration Date;

          (3) a Cancellation Date falling between the Expiration Date and the Extended Expiration Date; and

          (4) the Extended Expiration Date.

     SSBHI will give the Warrant Agent prompt notice by telephone or facsimile transmission and will give prompt notice to the Warrantholders by publication in a newspaper with a national circulation, currently expected to be The Wall Street Journal, of the occurrence of an Extension Event, any Extended Expiration Date and any Delisting Date.

     "Measurement Date" means the Business Day occurring most recently prior to the Expiration Date on which none of the events described in the definition of Market Disruption Event or Extraordinary Event had occurred or was continuing.

     Automatic Exercise; Payment. Any Warrants that expire on the Extended Expiration Date or the Early Extended Expiration Date will be deemed to be exercised automatically on the Extended Expiration Date or the Early Extended Expiration Date, as the case may be, using as the Valuation Date for such exercise the Extended Expiration Date or Early Extended Expiration Date, and the holder of each such Warrant will receive the Cash Settlement Value, in the case of the Early Extended Expiration Date, or the Alternative Settlement Amount in the case of the Extended Expiration Date. Please refer to "Delisting of Warrants" beginning on page S-32.

     In the case of Warrants as to which there has been a postponed Valuation Date resulting from an Extraordinary Event or a Market Disruption Event (including an Extension Event) or as a result of the exercise of Warrants in a number exceeding the maximum permissible amounts, SSBHI will be required to make available to the Warrant Agent no later than 3:00 P.M., New York City time, on the third Business Day following the date on which the Cash Settlement Value, or Alternative Settlement Amount, as the case may be, has been calculated (the "Alternative Funding Date"), New York Clearing House or next day funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value, or Alternative Settlement Amount, as applicable, for such Warrants. In the case of Warrants held through the facilities of DTC, if SSBHI has made such funds available by that time as noted above, the Warrant Agent will thereafter be responsible for making funds available to DTC in an amount sufficient to pay the Cash Settlement Value or

Alternative Settlement Amount of the Warrants, if applicable, prior to the close of business on the Alternative Funding Date. DTC will be responsible for disbursing such funds to each appropriate Participant and such Participant will be responsible for disbursing such payments to the Warrantholders it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the Warrantholders it represents.

     Certain of the Extraordinary Events and Market Disruption Events may be events that would tend to decrease the level of the Spot Index Value, and accordingly decrease the Cash Settlement Value for the Warrants following the occurrence of any such Extraordinary Event or Market Disruption Event. However, as a result of any postponed exercise as described above, Warrantholders would not receive such Cash Settlement Value, but would receive instead a Cash Settlement Value, or if applicable, an Alternative Settlement Amount, determined as of a later date. In any such case, any immediate impact of the related Extraordinary Event or Market Disruption Event on the Spot Index Value may have been negated by interim market and other developments and, as a result of any such postponement, the Cash Settlement Value or Alternative Settlement Amount actually received by Warrantholders may be substantially different than the otherwise applicable Cash Settlement Value if the valuation of the Warrants had not been postponed.

LIMIT OPTION

     Except for Warrants subject to automatic exercise, each Warrantholder, in connection with any exercise of Warrants, will have the option (the "Limit Option") to specify that such Warrants are not to be exercised if the Spot Index Value that would otherwise be used to determine the Cash Settlement Value of such Warrants has declined by five or more points from the Spot Index Value for the day specified below (such value, the "Limit Option Index Value"). A Warrantholder's election of the Limit Option must be specified in the applicable Exercise Notice delivered to the Warrant Agent, and the Limit Option Index Value with respect to any such notice will be the Spot Index Value for the relevant Exercise Date.

     To ensure that the Limit Option will have its intended effect of limiting the risk of any downward movement in the value of the Index between the date on which a Warrantholder submits an Exercise Notice and the related Valuation Date, such Exercise Notice and the related Warrants must be received by the Warrant Agent not later than 3:00 P.M., New York City time, on the Business Day on which they are submitted. Please refer to the illustration under "Exercise and Settlement of Warrants" on page S-23 and "Risk Factors Relating to the Warrants -- The Valuation of Warrants Following their Exercise is Subject to Postponement or Delay" beginning on page S-11.

     Following receipt of an Exercise Notice and the related Warrants subject to the Limit Option, the Warrant Agent will obtain the applicable Limit Option Index Value from the Determination Agent and will determine whether such Warrants will not be exercised because of the Limit Option. Warrants that are not exercised will be treated as not having been tendered for exercise, and such Warrants will be transferred back to the account at DTC, Cedel or Euroclear, as the case may be, from which they were transferred to the Warrant Agent and will remain outstanding. To exercise such Warrants, a Warrantholder will be required to cause the Warrants and a related Exercise Notice to be submitted again to the Warrant Agent.

     Once elected by a Warrantholder in connection with an exercise of Warrants, the Limit Option will continue to apply, on the basis of the Limit Option Index Value as initially determined for such Warrants, even if the Valuation Date for such Warrants is postponed, except when such Valuation Date is postponed to a date of automatic exercise of Warrants. Pursuant to the Limit Option, such Warrants will either (1) be exercised on a delayed basis if the Spot Index Value on any applicable postponed Valuation Date is not less than the Limit Option Index Value by five or more points, or (2) not be exercised if, on any applicable postponed Valuation Date, the Spot Index Value is less than the Limit Option Index Value by five or more points.

AUTOMATIC EXERCISE

     All Warrants not previously exercised will be automatically exercised on the Expiration Date (subject to extension), the Extended Expiration Date, the Early Extended Expiration Date, a Cancellation Date or a Delisting Date, as the case may be. The Exercise Date for these Warrants will be the day they are automatically exercised or, if such day is not a Business Day, the next succeeding Business Day.

     SSBHI will be required to make available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the third Business Day after the applicable Valuation Date, funds in an amount sufficient to pay the aggregate Cash Settlement Value, or Alternative Settlement Value, as the case may be, of the Warrants subject to automatic exercise. If SSBHI has made such funds available by that time, the Warrant Agent will thereafter be responsible for making funds available to DTC in an amount sufficient to pay the aggregate Cash Settlement Value, or Alternative Settlement Value, as the case may be, of the Warrants. DTC will be responsible for disbursing such funds to each appropriate Participant. Each Participant will be responsible for disbursing such payments to the Warrantholders it represents and to each brokerage firm for which it acts as agent and each brokerage firm will be responsible for disbursing funds to the Warrantholders it represents. Participants include Citibank and Morgan, who, in turn, will disburse payments to Cedel and Euroclear, respectively, who will be responsible for disbursing such payments to each of their respective participants, who, in turn, will be responsible for disbursing payments to the Warrantholders they represent.

LISTING

     Application will be made to list the Warrants on the CBOE under the symbol "TEP," subject to official notice of issuance. The CBOE expects to cease trading the Warrants as of the close of business on the Expiration Date. Please refer to "Risk Factors Relating to the Warrants -- A Secondary Market for the Warrants May Not Develop, or the Secondary Market May Be Illiquid" beginning on page S-14.

DELISTING OF WARRANTS

     In the event the Warrants are delisted from, or permanently suspended from trading on (within the meaning of the Exchange Act) the CBOE and not accepted at the same time for listing on another United States national securities exchange, Warrants not previously exercised will be deemed automatically exercised on the Delisting Date, and the Cash Settlement Value or, in the event that SSBHI determines that a Market Disruption Event or Extraordinary Event has occurred and is continuing on the Delisting Date, the Alternative Settlement Amount, shall be calculated and settled as described under "Description of Warrants -- Determination of the Cash Settlement Value" beginning on page S-22. However, if a Delisting Date falls on

     - the Expiration Date,

     - the Extended Expiration Date, or

     - any of the two Business Days immediately preceding either the Expiration Date or the Extended Expiration Date,

then the Spot Index Value with respect to such date shall be calculated so as to reflect the value of the Index at the opening of trading on the CBOE on such date. SSBHI will notify the Warrant Agent, who will notify the Warrantholders as soon as practicable of such delisting or trading suspension. However, if SSBHI first receives notice of the delisting or suspension on the same day on which the Warrants are delisted or suspended, such day will be deemed the Delisting Date. SSBHI will covenant in the Warrant Agreement that it will not seek delisting of the Warrants from, or suspension of their trading on, the CBOE unless SSBHI has, at the same time, arranged for listing of the Warrants on another United States national securities exchange.

                          USE OF PROCEEDS AND HEDGING

     The proceeds to be received by SSBHI from the sale of the Warrants will be used for general corporate purposes, principally to fund the business of its operating units and to fund investments in, or extensions of credit or capital contributions to, its subsidiaries and to lengthen the average maturity of liabilities, which may include the reduction of short-term liabilities or the refunding of maturing indebtedness. In order to fund its business, SSBHI expects to incur additional indebtedness in the future. SSBHI or an affiliate may enter into a swap agreement with one of SSBHI's affiliates in connection with the sale of the Warrants and may earn additional income as a result of payments pursuant to such swap or related hedge transactions.

     All or a portion of the proceeds to be received by SSBHI from the sale of the Warrants may be used by SSBHI or one or more of its subsidiaries to purchase or maintain positions in all or certain of the stocks underlying the Index, or options, futures contracts, forward contracts or swaps, or options on the foregoing, the Index, or other derivative or synthetic instruments relating to such stocks or Index, as the case may be, and, if applicable, to pay the costs and expenses of hedging any Index-related risk with respect to the Warrants.

     From time to time after the initial offering and prior to the maturity of the Warrants, depending on market conditions (including the value of the Index and/or the stocks underlying the Index), in connection with hedging with respect to the Warrants, SSBHI expects that it or one or more of its subsidiaries will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in the underlying stocks, the Index, options, futures contracts, forward contracts, swaps, or other derivative or synthetic instruments related to, the underlying stocks or the Index. In addition, SSBHI or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in the Warrants from time to time and may, in its or their sole discretion, hold, resell, exercise, cancel or retire such Warrants. SSBHI or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

     To the extent that SSBHI or one or more of such subsidiaries has a long hedge position in, options contracts in, or other derivative or synthetic instruments related to, the underlying stocks or the Index, SSBHI or one or more of such subsidiaries may liquidate all or a portion of its holdings at or about the time of the maturity of the Warrants and/or any Valuation Date. Depending on, among other things, future market conditions, the aggregate amount and composition of such positions are likely to vary over time. Profits or losses from any such position cannot be ascertained until such position is closed out and any offsetting position or positions are taken into account. Although SSBHI has no reason to believe that its hedging activity will have a material impact on the price of such options, swaps, futures contracts, forward contracts, options on the foregoing, or other derivative or synthetic instruments, or on the value of the underlying stocks or the Index, there can be no assurance that SSBHI will not affect such prices or value as a result of its hedging activities. Please refer to "Risk Factors -- Conflicts of Interest May Arise as a Result of Salomon Smith Barney's Role as Determination Agent and Sponsor of the Trust" beginning on page S-15. The remainder of the proceeds from the sale of the Warrants will be used by SSBHI or its subsidiaries for general corporate purposes, as described in the first paragraph of this section.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain United States federal income tax considerations that may be relevant to a holder of a Warrant. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with holders that will hold Warrants as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, common trust funds or dealers in securities, currencies or options, persons that will hold Warrants as part of an integrated investment (including a "straddle" or "conversion transaction") comprised of a Warrant and one or more other positions or persons that have a "functional currency" other than the U.S. dollar. The discussion herein is based on the advice of Cleary, Gottlieb, Steen & Hamilton, counsel to SSBHI.

     Investors should consult their own tax advisors in determining the tax consequences to them of holding Warrants, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

     As used herein, the term "US Holder" means a person who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (1) a United States court is able to exercise primary supervision over the trust's administration and (2) one or more United States persons have the authority to control all of the trust's substantial decisions, and the term "United States" means the United States of America (including the States and the District of Columbia).

US HOLDERS

     The Warrants will be treated as "equity options" and thus generally will not be treated as "section 1256 contracts" which must be "marked-to-market" (i.e., treated as sold at fair market value) for federal income tax purposes on the last business day of each taxable year. Accordingly, upon the sale or exercise (including automatic exercise) of a Warrant, a US Holder generally will recognize gain or loss equal to the difference between the amount realized, if any, and the US Holder's tax basis in the Warrant. A US Holder of a Warrant that expires will recognize loss equal to the tax basis of the Warrant. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of sale or exercise, the US Holder has held the Warrant for more than one year. The distinction between capital gain or loss and ordinary income or loss is important for purposes of the limitations on a US Holder's ability to offset capital losses against ordinary income. In addition, long-term capital gains recognized by an individual US Holder generally are subject to a maximum tax rate of 20%.

NON-US HOLDERS

     A holder of Warrants that is not a US Holder (a "non-US Holder") will not be subject to US federal income tax or withholding tax on any gain realized upon a sale or other disposition of a Warrant, unless the gain is effectively connected with the beneficial owner's trade or business in the United States or, in the case of a non-US Holder that is an individual, the holder is present in the United States for 183 days or more in the taxable year of the sale, exercise or other disposition and certain other conditions are met.

     The fair market value of a Warrant may be includible in the estate of an individual non-US Holder for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement") between SSBHI and Salomon Smith Barney, as sole Underwriter (the "Underwriter"), SSBHI has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from SSBHI, a total of Warrants.

     The Warrants are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Warrants will be made at the office of Salomon Smith Barney, 388 Greenwich Street, New York, New York, or through the
facilities of the Depositary, on or about October      , 1999.

     SSBHI has been advised that the Underwriter proposes to offer the Warrants to the public initially at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at a price that represents a concession not in excess of $0.225 per Warrant, and that the Underwriter may allow, and each such dealer may reallow, to other dealers a concession not exceeding $0.025 per Warrant. After the initial public offering, the public offering price, the underwriting discount and such concessions may be changed from time to time.

     SSBHI has been advised by the Underwriter that the Underwriter and certain of its broker-dealer subsidiaries or affiliates may make a market in the Warrants, subject to applicable laws and regulations. However, neither the Underwriter nor any such subsidiary or affiliate is obligated to do so and may discontinue any such market-making at any time without notice. No assurance can be given that an active public market for the Warrants will develop.

     The Underwriting Agreement provides that SSBHI will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect thereof.

     The Warrants may be offered to investors outside the United States, including by means of a public offering to investors in Japan. The Underwriter has further agreed that any offers and sales made outside the United States will be made in compliance with any selling restrictions applicable in the jurisdictions where such offers and sales are made.

     Salomon Smith Barney is an indirect wholly-owned subsidiary of SSBHI. Accordingly, the offering is being made pursuant to the provisions of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offering by an affiliate of the securities of its parent.

     In connection with this offering, the Underwriter and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Exchange Act, pursuant to which such persons may bid for or purchase Warrants for the purposes of stabilizing their market price. The Underwriter also may create a short position for its accounts by selling more Warrants in connection with this offering than it is committed to purchase from SSBHI, and in such case may purchase Warrants in the open market following completion of this offering to cover all or a portion of such short position. Any of the transactions described in this paragraph may result in the maintenance of the price of the Warrants at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph are required, and, if any are undertaken, they may be discontinued at any time.

     SSBHI or one or more its subsidiaries may from time to time purchase or acquire a position in the Warrants and may, at its option, hold, resell or retire such Warrants. This prospectus supplement and the prospectus may be used by SSBHI or any of its broker-dealer subsidiaries or affiliates in connection with offers and sales of the Warrants in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Salomon Smith Barney or any such broker-dealer subsidiary or affiliate may act as principal or agent in such transactions.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of the Warrants on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended

(the "Code"), prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of Warrants should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

     SSBHI, directly or through its affiliates, may be considered a "party in interest" or a "disqualified person" with respect to many Plans that are subject to ERISA or Section 4975 of the Code. The purchase of Warrants by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) and with respect to which SSBHI is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code; governmental plans may be subject to similar prohibitions. The person making the decision on behalf of any such Plan on behalf of itself and the Plan shall be deemed by its purchasing and holding of the Warrants to represent that such purchase and holding of the Warrants will not result in any prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any other violation of ERISA, the Code or any other applicable law or regulation. In this regard, such Plans may wish to review Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts), or PTCE 96-23 (an exemption for certain transactions involving an in-house asset manager). ANY PENSION OR OTHER EMPLOYEE BENEFIT PLAN PROPOSING TO ACQUIRE ANY WARRANTS SHOULD CONSULT WITH ITS COUNSEL.

                                 LEGAL MATTERS

     Certain legal matters relating to the Warrants will be passed upon for SSBHI by Joan Guggenheimer, Esq., as counsel for SSBHI. Ms. Guggenheimer, General Counsel of SSBHI, beneficially owns, or has rights to acquire under Citigroup employee benefit plans, an aggregate of less than one percent of the common stock of Citigroup. Certain legal matters relating to the Warrants will be passed upon for the Underwriter by Cleary, Gottlieb, Steen & Hamilton.

     Cleary, Gottlieb, Steen & Hamilton has also acted as special tax counsel to SSBHI in connection with the Warrants, and has, from time to time, acted as counsel for SSBHI and certain of its affiliates and may do so in the future.

                                                                      APPENDIX A

                                 INDEX OF TERMS

Alternative Funding Date....................................       S-30
Alternative Settlement Amount...............................       S-29
AMEX........................................................       S-17
Applicable Business Day.....................................       S-27
Business Day................................................        S-3
Cancellation Date...........................................       S-29
Cash Settlement Value.......................................   S-3, S-8
CBOE........................................................        S-3
Cedel.......................................................       S-23
Citibank....................................................       S-23
Code........................................................       S-36
Committee...................................................       S-16
Company.....................................................        B-1
Delisting Date..............................................        S-4
Depositaries................................................       S-23
Determination Agent.........................................       S-26
DTC.........................................................        S-2
Early Extended Expiration Date..............................       S-30
ERISA.......................................................       S-35
Euroclear...................................................       S-23
Exchange Act................................................        S-8
Exercise Date...............................................       S-24
Exercise Notice.............................................        S-4
Expiration Date.............................................        S-2
Extended Expiration Date....................................       S-30
Extension Event.............................................       S-30
Extraordinary Event.........................................       S-28
Index.......................................................        S-2
Initial Index Value.........................................        S-3
Intrinsic Value.............................................       S-29
Last Exercise Date..........................................       S-23
Limit Option................................................       S-31
Limit Option Index Value....................................       S-31
Market Disruption Event.....................................       S-27
Measurement Date............................................       S-30
Morgan......................................................       S-23
NASDAQ......................................................       S-17
non-US Holder...............................................       S-34
NYSE........................................................       S-17
Participant.................................................        S-4
Plans.......................................................       S-35
Portfolio Securities........................................  S-6, S-15
PTCE........................................................       S-36
Remaining Warrants..........................................       S-26
Salomon Smith Barney........................................        S-6

SEC.........................................................        S-7
Spot Index Value............................................        S-3
SSBHI.......................................................        S-2
TEN+ Index..................................................        S-2
Trading Day.................................................        S-3
Trust.......................................................  S-6, S-15
Underwriter.................................................       S-34
Underwriting Agreement......................................       S-34
United States...............................................       S-34
US Holder...................................................       S-34
Valuation Date..............................................       S-25
Warrant Agent...............................................       S-21
Warrant Agent's Office......................................       S-21
Warrant Agreement...........................................       S-21
Warrantholder...............................................       S-21

                                                                      APPENDIX B

                            FORM OF EXERCISE NOTICE

For Warrants Represented by the Global Warrant Certificate
CUSIP No.:
Citibank, N.A.
c/o Citicorp Data Distribution Inc.
404 Sette Drive
Paramus, New Jersey 07652
Telephone No.: (201) 262-5445
Facsimile No.: (201) 262-7521

Attention:

     1.  We refer to the Warrant Agreement dated as of October   , 1999 (the
"Warrant Agreement"), among Salomon Smith Barney Holdings Inc. (the "Company"), Citibank, N.A., as Warrant Agent (the "Warrant Agent"), and Salomon Smith Barney Inc., as Determination Agent (the "Determination Agent"). On behalf of certain beneficial owners, each of whose Warrants have been, or will be, transferred to the Warrant Agent in accordance with the provisions of the Representations Letter relating to the Warrants, we hereby irrevocably exercise
Warrants (the "Tendered Warrants"). We hereby acknowledge that the Warrants being exercised and this Exercise Notice must be received by you by 3:00 P.M., New York City time, on a Business Day in order for the Valuation Date for the Tendered Warrants to be the Business Day following such Business Day and that, if the Warrants being exercised and this Exercise Notice are received by you after 3:00 P.M., New York City time, on a Business Day (or, in the case of Warrants held through Cedel or Euroclear, if the Warrants are not received by 3:00 P.M., New York City time, on the first Business Day following such Business
Day), the Valuation Date of the Tendered Warrants shall be the Business Day next succeeding such Business Day, in each case subject to certain provisions of the Warrant Agreement.

     2. If you determine that this Exercise Notice has not been duly completed or is not in proper form, this Exercise Notice will be void and of no effect and will be deemed not to have been delivered.

     3. We hereby direct you to make payment to us of amounts payable to our clients as a result of the exercise of the Warrants hereunder as follows:

     By cashier's check or an official bank check;
     By wire transfer to the following U.S. Dollar bank account in the United States:

     (Minimum payments of $100,000
     only)
     Bank:
     ---------------------------------
        Account No.:
        ------------------------------
        ABA Routing No.:

    ----------------------------------------------------------------------------
        Reference:
        ------------------------------

     4. The Tendered Warrants covered hereby [ARE/ARE NOT] subject to the Limit Option(1).

     5. Each client on whose behalf we are exercising Warrants pursuant to this Exercise Notice has certified to us that it is not exercising in excess of 100,000 Warrants on behalf of any beneficial owner or in concert with any other beneficial owner on the date of this Exercise Notice.

---------------

(1) Separate Notices of Exercise shall be submitted with respect to Warrants subject to the Limit Option and Warrants not subject to the Limit Option.

FOR PARTICIPANTS ONLY

     6. We hereby certify that we are a Participant of The Depository Trust Company (the "Depository") with the present right to use and receive its services.

     Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement.

Dated:
                                          NAME OF DEPOSITORY PARTICIPANT
                                          Participant Number

                                          NAME OF EUROCLEAR PARTICIPANT
                                          Participant Number

                                          NAME OF CEDEL PARTICIPANT
                                          Participant Number

                                          By
                                          --------------------------------------
                                          Authorized Signature
                                          Address:
                                          Telephone: (   )

------------------------------------------------------------
------------------------------------------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.
                            ------------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
              PROSPECTUS SUPPLEMENT
Summary Information -- Q&A...............     S-2
Incorporation of Certain Documents by
  Reference..............................     S-8
Risk Factors Relating to the Warrants....     S-8
Description of the Index.................    S-16
Description of the Warrants..............    S-21
Use of Proceeds and Hedging..............    S-33
Certain United States Federal Income Tax
  Considerations.........................    S-33
Underwriting.............................    S-34
ERISA Matters............................    S-35
Legal Matters............................    S-36
Index of Terms...........................     A-1
                   PROSPECTUS
Prospectus Summary.......................       2
The Company..............................       6
Ratio of Earnings to Fixed Charges.......       6
The Offered Securities...................       6
Description of Debt Securities...........       7
Description of Index Warrants............      15
Limitations on Issuance of Bearer
  Securities and Bearer Warrants.........      19
European Monetary Union..................      20
Use of Proceeds and Hedging..............      21
Plan of Distribution.....................      21
ERISA Matters............................      23
Experts..................................      24
Legal Matters............................      24
Available Information....................      25
Incorporation of Certain Documents by
  Reference..............................      25

------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

                                           WARRANTS

                                 SALOMON SMITH
                              BARNEY HOLDINGS INC.

                                        CALL WARRANTS
                                     ON THE
                               1999 TEN+ INDEXSM
                      EXPIRING ON                  , 2001
                            ------------------------

                             PROSPECTUS SUPPLEMENT

                                OCTOBER   , 1999
                             (INCLUDING PROSPECTUS
                            DATED DECEMBER 1, 1997)
                            ------------------------

                              SALOMON SMITH BARNEY
------------------------------------------------------------
------------------------------------------------------------

PROSPECTUS

                       SALOMON SMITH BARNEY HOLDINGS INC.

     may offer --

                                DEBT SECURITIES
                                 INDEX WARRANTS

     We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and the supplements carefully before you invest.

                               ------------------
   THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS, OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT, IS ACCURATE OR
      COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

                              SALOMON SMITH BARNEY

December 1, 1997

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read this document and the Prospectus Supplement that explains the specific terms of the securities we are offering. You should also read the documents we have referred you to in "Where You Can Find More Information" on page 4 for information on our Company and our financial statements. The Prospectus Supplement may also add, update or change information contained in this Prospectus. It is important for you to consider the information in the Prospectus and any Prospectus Supplement in making your investment decision.

                                  OUR COMPANY

     Salomon Smith Barney Holdings Inc. is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its U.S. and foreign broker-dealer subsidiaries.

                          THE SECURITIES WE MAY OFFER

     We may use this Prospectus to offer up to $11,710,346,786 of Debt Securities and Index Warrants. A Prospectus Supplement will describe the specific types, amounts, prices, and detailed terms of any securities we offer.

DEBT SECURITIES

     These securities are unsecured general obligations of our Company in the form of senior or subordinated debt. Senior debt includes our notes, debt, and guarantees, which are for money borrowed and not subordinated. Subordinated debt, designated at the time it is issued, is not entitled to interest and principal payments if payments on the senior debt are not made.

     The senior and subordinated debt will be issued under separate indentures between the Company and a trustee. The trustees under the indentures are bank or trust companies; we have certain banking relationships with these companies. We have summarized below the general features of the debt securities from these indentures. We encourage you to read the indentures (which are incorporated by reference in our registration statement No. 333-38931), our recent annual report on Form 10-K, our recent quarterly reports on Form 10-Q and our recent Reports on Form 8-K, including the Report on Form 8-K filed on November 28, 1997. Directions on how you can receive copies of these documents are provided on page 4.

GENERAL INDENTURE PROVISIONS THAT APPLY TO SENIOR AND SUBORDINATED DEBT

- None of the indentures limits the amount of debt that we may issue or provides holders any protection should there be a highly leveraged transaction involving our Company, although the senior debt indenture does limit our company's ability to pledge the stock of certain of our important subsidiaries.

- Each indenture allows for different types of Debt Securities (including indexed securities) to be issued in series and provides for the issuance of securities in book-entry, certificated, and, in limited circumstances, bearer form.

- The indentures allow us to merge or to consolidate with another company, or sell all or substantially all of our assets to another company. If any of these events occur, the other company will be required to assume our responsibilities on the debt, and, assuming that the transaction has not resulted in an event of default, we will be released from all liabilities and obligations under the Debt Securities.

- The indentures provide that holders of a majority of the total principal amount of the Debt Securities outstanding in any series may vote to change certain of our obligations or your rights concerning those securities. However, every holder of a particular security must consent to certain important changes in the terms of that security, including changes in the payment of principal or interest on any security or the currency of payment.

- We may discharge certain of the Debt Securities issued under the indentures or be released from our obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay our obligations under the particular securities when due. If we choose to discharge certain securities, all amounts due to you on those securities will be paid by the trustee from the deposited funds.

- The indentures govern the actions of the trustee with regard to the Debt Securities, including the circumstances under which the trustee is required to give notices to holders of the securities and the procedures by which lost or stolen Debt Securities may be replaced.

EVENTS OF DEFAULT

     The events of default specified in the indentures include:

     - Principal not paid when due.

     - Sinking fund payment not made when due.

     - Failure to pay interest for 30 days.

     - Covenants not performed for 60 days following notice.

     - Certain events of insolvency or bankruptcy, whether voluntary or not.

REMEDIES

     If there is a default, the trustee or holders of 25% of the principal amount of Debt Securities outstanding in a series may declare the principal immediately payable. However, holders of a majority in principal amount of the securities in that series may rescind this action.

INDEX WARRANTS

     We may issue Index Warrants independently or together with Debt Securities. We will issue each series of Index Warrants under a separate Warrant Agreement between our Company and a bank or trust company. We encourage you to read the standard form of the Warrant Agreement, which is incorporated by reference in our registration statement No. 333-38931. We provide directions on how you can get copies of these documents on page 4.

     Index Warrants are securities that, when exercised by the purchaser at a time when certain conditions are met, entitle you to receive from our Company an amount in cash or number of securities that will be indexed to prices, yields, or other specified measures or changes in an index or differences between two or more indexes. You may only exercise Index Warrants during a specified period and the Index Warrants expire on a specified date. Depending on circumstances and the terms and conditions of the particular Index Warrant, you may not be entitled to receive any amount for an Index Warrant during any period when you may exercise it or at its expiration.

     The Prospectus Supplement for a series of Index Warrants will set forth the formula for determining the amount in cash or number of securities, if any, that we will pay you when you exercise an Index Warrant and certain information about the relevant underlying assets, as well as other information about the specific terms of the Index Warrant.

     We will generally issue Index Warrants in book-entry form and list Index Warrants for trading on a national securities exchange, such as the New York Stock Exchange, American Stock Exchange or Chicago Board Options Exchange.

     The Warrant Agreement for any series of Index Warrants will provide that holders of a majority of the total principal amount of the Index Warrants outstanding in any series may vote to change certain of our obligations or your rights concerning those Index Warrants. However, every holder of a particular Index Warrant must consent to certain important changes in the terms of that security, including changes in the amount or manner of payment on an Index Warrant or further limits on the time during which it may be exercised.

     Index Warrants can involve a high degree of risk, including risks arising from changes in the values of the underlying assets that are used to determine the amount to be paid to you when you exercise the Index Warrant. Certain Index Warrants may also involve risks linked to changes in foreign exchange rates, securities markets, interest rates and the business of certain companies or groups of companies. You should recognize that any Index Warrant that does not have a specified minimum expiration value may be worthless when it expires. Buyers of Index Warrants should be experienced in options transactions and understand these types of risks. You should only decide to buy Index Warrants after careful consideration with your advisers about the suitability of the Index Warrants in light of your particular financial circumstances and the terms and conditions of the particular Index Warrant.

     Any prospective purchasers of Index Warrants should be aware of special United States federal income tax considerations applicable to instruments such as the Index Warrants. The Prospectus Supplement relating to each series of Index Warrants will describe certain tax considerations.

                                USE OF PROCEEDS

     We will use the net proceeds we receive from any offering of these securities for general corporate purposes, primarily to fund our operating units and subsidiaries. We may use some of the proceeds to refinance or extend the maturity of some of the Company's existing debt obligations. We will use a portion of the proceeds from the sale of Index Warrants and Indexed Notes to hedge our exposure to payments that we may have to make on such Index Warrants and Indexed Notes.

                              PLAN OF DISTRIBUTION

     We may sell the securities in any of the following ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; (iii) through agents or (iv) through a combination of any of these methods of sale. The Prospectus Supplement will explain the ways in which we are selling specific securities, including the names of any underwriters and details of the pricing of the securities, including the commissions, concessions or discounts we are granting the underwriters, dealers or agents.

     If we use underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

     We expect that the underwriters for any offering will include one or more of our broker-dealer subsidiaries.

     These broker-dealer subsidiaries (including their successors) also expect to offer and sell previously issued Debt Securities and Index Warrants as part of their business, and may act as a principal or agent in such transactions. We or any of our subsidiaries may use this Prospectus and the related Prospectus Supplements and Pricing Supplements in connection with these activities.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

(a) Annual Report on Form 10-K for the year ended December 31, 1996;

(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

(c) Current Reports on Form 8-K filed on January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997, September 24, 1997, September 29, 1997 (as amended by the Current Report on Form 8-K/A filed on October 28, 1997 and the Current Report on Form 8-K/A2 filed on December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A filed on December 1, 1997), November 21, 1997 (as amended by the Current Report on Form 8-K/A filed on December 1, 1997), and November 28, 1997.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

        Treasurer
        Salomon Smith Barney Holdings Inc.
        388 Greenwich Street
        New York, NY 10013
        212-816-6000

     You should rely only on the information incorporated by reference or provided in this Prospectus or the Prospectus Supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or the Prospectus Supplement is accurate as of any date other than the date on the front of the document.

                                  THE COMPANY

     Pursuant to an agreement and plan of merger dated as of September 24, 1997, a newly-formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") merged with and into Salomon Inc ("Salomon") on November 28, 1997; Salomon then became a wholly owned subsidiary of Travelers Group and was renamed Salomon Smith Barney Holdings Inc. (the "Company"). Immediately thereafter, Smith Barney Holdings Inc., another wholly owned subsidiary of Travelers Group, was merged into the Company. The Company is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its two broker-dealer subsidiaries, Smith Barney Inc. ("Smith Barney") and Salomon Brothers Inc ("Salomon Brothers").

     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013 (telephone number: (212) 816-6000).

SMITH BARNEY

     Smith Barney provides investment banking, asset management, brokerage and other financial services for United States and foreign corporations, governments and institutional and individual investors. These activities include securities, options and commodities brokerage for domestic and international institutional and individual clients; underwriting and distribution of securities; arranging for the private placement of securities; assisting in mergers and acquisitions and providing financial advisory services; market making and trading in corporate debt and equity, United States government and agency, mortgage-related and municipal securities and foreign exchange, futures and forward contracts; consumer financing activities; securities lending activities; investment management and advisory services; securities research; and other related activities.

SALOMON

     Together with Salomon Brothers Holding Company Inc and its subsidiaries (which subsidiaries include Salomon Brothers), Salomon Brothers engages in global investment banking and global securities trading activities; provides capital raising, advisory, trading and risk management services to its customers; and executes proprietary trading strategies on its own behalf. Certain of the Company's commodities trading activities are conducted by the Company's wholly owned subsidiary, Phibro Inc., and its subsidiaries.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                        NINE MONTHS                   YEAR ENDED DECEMBER 31,
                                           ENDED          -----------------------------------------------
                                     SEPTEMBER 30, 1997    1996      1995      1994      1993      1992
                                     ------------------   -------   -------   -------   -------   -------
Ratio of earnings to fixed
  charges..........................          1.29            1.37      1.20     0.98*      1.32      1.27

---------------
* For the year ended December 31, 1994, earnings as defined were inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings as defined for the year was $173 million.

The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. For the purpose of this ratio, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.

                             THE OFFERED SECURITIES

     The Company intends to issue from time to time (i) debt securities ("Debt Securities"), which may be subordinated to other indebtedness of the Company; or
(ii) warrants ("Index Warrants") representing the right to receive, upon exercise, an amount in cash or number of securities that will be determined by reference to prices, yields, levels or other specified objective measures, or changes in an Index or differences between two or more Indexes all having an aggregate initial public offering price or purchase price of up to $11,710,346,786, or the equivalent thereof in one or more foreign or composite currencies. The Debt Securities and Index Warrants are referred to herein collectively as the "Offered Securities." The Offered Securities may be offered separately or as units with other Offered Securities, in separate series in amounts, at prices and on terms to be determined at or prior to the time of sale. The sale of other securities under the registration statement of which this Prospectus forms a part or under a registration statement to which this Prospectus relates will reduce the amount of Offered Securities which may be sold hereunder.

     The specific terms of the Offered Securities with respect to which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"), together with the terms of the offering of the Offered Securities and the initial price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will also contain information, where applicable, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement. This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be unsecured general obligations of the Company. As a holding company, the Company's sources of funds are derived principally from advances and dividends from subsidiaries, certain of which are subject to regulatory considerations, and from sales of assets and investments. The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt, under a senior debt indenture (as amended or supplemented from time to time, the "Senior Debt Indenture") and, in the case of Debt Securities that will be subordinated debt, under a subordinated debt indenture (as amended or supplemented from time to time, the "Subordinated Debt Indenture"). The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The institutions named as trustees under the Indentures are hereinafter referred to individually as a "Trustee" and collectively as the "Trustees." Forms of the Indentures have been filed with the Securities and Exchange Commission (the "Commission") and are incorporated by reference as part of the registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") that the Company has filed with the Commission relating to the Offered Securities (such registration statement, together with all exhibits and amendments, the "Registration Statement"). The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the applicable Indenture or, if no Indenture is specified, to sections in each of the Indentures. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

     Unless otherwise provided in the applicable Prospectus Supplement, the Trustee under the Senior Debt Indenture will be Citibank, N.A., a national banking association, under an Indenture dated as of December 1, 1988, as amended or supplemented from time to time, and the Trustee under the Subordinated Debt Indenture will be Bankers Trust Company, a New York banking corporation, under an Indenture dated as of December 1, 1988, as amended or supplemented from time to time.

GENERAL

     Neither of the Indentures limits the amount of Debt Securities that may be issued thereunder, and each Indenture provides that Debt Securities may be issued from time to time in series (Section 301). The Debt Securities to be issued under either of the Indentures will be unsecured senior or subordinated obligations of the Company as set forth below. Debt Securities of a series may be issuable as individual securities in registered form without coupons ("Registered Securities") or in bearer form ("Bearer Securities") with or without coupons ("Coupons") attached or as one or more global securities in registered or bearer form (each a "Global Security").

     Reference is made to the Prospectus Supplement for a description of the following terms of the Debt Securities in respect of which this Prospectus is being delivered: (i) the title and series of such Debt Securities, whether such Debt Securities will be senior or subordinated debt of the Company and under which indenture such Debt Securities are being issued; (ii) the limit, if any, upon the aggregate principal amount of such Debt Securities and the method by which such principal amount (and premium, if any) will be determined; (iii) the dates on which or periods during which such Debt Securities may be issued and the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Debt Securities will be payable or the method by which such date or dates shall be determined; (iv) the rate or rates (which may be fixed or variable) or the method of determination thereof, at which such Debt Securities will bear interest, if any; the date or dates from which such interest will accrue; the dates on which such interest will be payable (each, an "Interest Payment Date"); in the case of Registered Securities, the regular record dates for the interest payable on such Interest Payment Dates (each, a "Regular Record Date"); and the place or places where the principal of, premium, if any, and interest on the Debt Securities shall be payable; (v) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of the Company or a Holder, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities will be redeemed or repurchased, in whole or in part, pursuant to such obligation or option; (vi) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities may be redeemed, if any, in whole or in part, at the option of the Company; (vii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Debt Securities will be issuable; (viii) whether such Debt Securities are to be issued as Discount Securities (as defined below) and the amount of discount with which such Debt Securities will be issued; (ix) provisions, if any, for the defeasance of such Debt Securities; (x) whether such Debt Securities are to be issued as Registered Securities or Bearer Securities or both and, if Bearer Securities are to be issued, whether Coupons will be attached thereto, whether Bearer Securities of the series may be exchanged for Registered Securities having the same terms and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;
(xi) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below) for such Global Security or Securities; (xii) if a temporary Debt Security is to be issued with respect to such Debt Securities, whether any interest thereon payable on an Interest Payment Date prior to the issuance of a definitive Debt Security of the series will be credited to the account of the persons entitled thereto on such Interest Payment Date; (xiii) if a temporary Global Security is to be issued with respect to such Debt Securities, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Debt Securities of the series and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Debt Securities having the same terms; (xiv) if other than United States dollars, the foreign or composite currency in which such Debt Securities are to be denominated, or in which payment of the principal of (and premium, if any) and any interest on such Debt Securities will be made and the circumstances, if any, under which such currency of payment may be changed; (xv) if the principal of (and premium, if any) or any interest on such Debt Securities are to be payable, at the election of the Company or a Holder, in a currency other than that in which such Debt Securities are denominated or stated to be payable, the periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities are to be paid pursuant to such election; (xvi) if the amount of payments of principal of (and premium, if any) or any interest on such Debt Securities may be determined with reference to an index based on a currency or currencies other than that in which such Debt Securities are stated to be payable, the manner in which such amounts shall be determined; (xvii) if the amount of payments of principal of (and premium, if any) or any interest on such Debt Securities may be determined with reference to an index based on the prices, changes in prices, or differences between prices, of one or more securities, currencies, intangibles, goods, articles or commodities or by application of a formula (any such index, or index referred to in clause (xvi) being referred to herein as an "Index"), the manner in which such amounts shall be determined; (xviii) any additional Events of Default (as defined below) or restrictive covenants provided for with respect to such Debt Securities; (xix) whether and under what circumstances the

Company will pay additional interest on such Debt Securities held by a Person who is not a U.S. Person (as defined herein) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities under such circumstances; (xx) whether and under what circumstances the Company will be obligated to redeem such Debt Securities if certain events occur involving United States information reporting requirements; (xxi) the terms, if any, upon which such Debt Securities may or shall be exchangeable or exercisable for or payable in, among other things, securities of any kind, instruments, contracts, currencies, commodities, or other forms of property, rights or interests, or any combination of the foregoing, and the terms and conditions upon which such exchange, exercise or payment shall be effected, including, but not limited to, the initial, exchange or exercise price, rate or ratio, and the relevant exchange or exercise period; and (xxii) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture under which they are issued (Section 301).

     Under the Indentures, the Company may authorize the issuance and provide the terms of a series of Debt Securities pursuant to a supplemental indenture or pursuant to a resolution of its Board of Directors, any duly authorized committee of the Board or any committee of officers or other representatives of the Company duly authorized by the Board of Directors for such purpose. The provisions of the Indentures provide the Company with the ability, in addition to the ability to issue Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue of a series of Securities and to issue additional Securities of such series.

     Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued only as Registered Securities in denominations of $1,000 and any integral multiple thereof and will be payable only in United States dollars (Section 302).

     If Bearer Securities are issued, the United States federal income tax consequences and other special considerations applicable to such Bearer Securities will be described in the Prospectus Supplement relating thereto.

     If the amount of payments of principal of (and premium, if any) or any interest on Debt Securities is determined with reference to any type of Index, the United States federal income tax consequences, specific terms and other information with respect to such Debt Securities and such index or formula, securities, currencies, intangibles, goods, articles or commodities will be described in the Prospectus Supplement relating thereto.

     If the principal of (and premium, if any) or any interest on Debt Securities are payable in a foreign or composite currency, the restrictions, elections, United States federal income tax consequences, specific terms and other information with respect to such Debt Securities and such currency will be described in the Prospectus Supplement relating thereto.

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates ("Discount Securities"). Debt Securities may be variable rate debt securities that may be exchangeable for fixed rate debt securities. United States federal income tax consequences and other special considerations applicable to any such Debt Securities will be described in the Prospectus Supplement relating thereto.

     Unless otherwise provided in the applicable Prospectus Supplement, the principal of (and premium, if any) and any interest on Debt Securities will be payable (in the case of Registered Securities) at the corporate trust office or agency of the applicable Trustee in the City and State of New York or (in the case of Bearer Securities) at the principal London office of the applicable Trustee; provided, however, that payment of interest on Registered Securities may be made at the option of the Company by check mailed to the Registered Holders thereof or, if so provided in the applicable Prospectus Supplement, at the option of a Holder by wire transfer to an account designated by such Holder (Section 307). Except as otherwise provided in the applicable Prospectus Supplement, no payment on a Bearer Security will be made by mail to an address in the United States or by wire transfer to an account maintained by the Holder thereof in the United States.

     Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities may be transferred or exchanged at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the applicable Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 305). Bearer Securities will be transferable by delivery. Provisions with respect to the exchange of Bearer Securities will be described in the applicable Prospectus Supplement.

     All moneys paid by the Company to a paying agent for the payment of principal of (and premium, if any) or any interest on any Debt Security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the Holder of such Debt Security or any Coupon appertaining thereto will thereafter look only to the Company for payment thereof (Section 1204).

     Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not afford Holders protection in the event of a highly leveraged or other similar transaction that may adversely affect Holders.

GLOBAL SECURITIES

     Debt Securities having the same issue date and the same terms may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such Debt Securities. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 303 and 305).

     The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements for Debt Securities.

     Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by the underwriters of such Debt Securities or, if such Debt Securities are offered and sold directly by the Company or through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or Persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Holder of the individual Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities and will not be considered the Holders thereof under the Indenture governing such Debt Securities.

     Subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities and Bearer Warrants" below, payments of principal of (and premium, if any) and any interest on individual Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of such Global Security. None of the Company, the Trustee for such Debt Securities, any paying agent or the security registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     The Company expects that the Depositary for any Debt Securities, upon receipt of any payment of principal, premium or interest in respect of a definitive Global Security representing any of such Debt Securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities and Bearer Warrants" below.

     If the Depositary for any Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have certain Debt Securities represented by one or more Global Securities and, in such event, will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Further, if the Company so specifies with respect to any Debt Securities, an owner of a beneficial interest in a Global Security representing such Debt Securities may, on terms acceptable to the Company and the Depositary for such Global Security, receive individual Debt Securities in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities are issuable as Registered Securities). Individual Debt Securities so issued will be issued (i) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities are issuable as Registered Securities, (ii) as Bearer Securities in the denomination or denominations specified by the Company if the Debt Securities are issuable as Bearer Securities or (iii) as either Registered or Bearer Securities, if the Debt Securities are issuable in either form (Section 305). See, however, "Limitations on Issuance of Bearer Securities and Bearer Warrants," below, for a description of certain restrictions on the issuance of individual Bearer Securities in exchange for beneficial interests in a Global Security.

SENIOR DEBT

     The Debt Securities and Coupons that will constitute part of the senior debt of the Company will be issued under the Senior Debt Indenture and will rank pari passu with all other unsecured debt of the Company except subordinated debt.

SUBORDINATED DEBT

     The Debt Securities and Coupons that will constitute part of the subordinated debt of the Company will be issued under the Subordinated Debt Indenture and will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company. The Subordinated Debt Indenture defines "Senior Indebtedness" as the following indebtedness or obligations, whether outstanding at the date of such Indenture or thereafter incurred, assumed, guaranteed or otherwise created, unless in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the subordinated Debt Securities and any appurtenant Coupons: (a) all indebtedness of the Company (including indebtedness of others guaranteed by the Company), other than the subordinated Debt Securities and any appurtenant Coupons and other than the debt securities issuable under the indenture dated as of July 1, 1986 between the Company and The Bank of New York, as trustee, that
(i) is for money borrowed, (ii) arises in connection with the acquisition of any business, properties, securities or assets of any kind, other than in the ordinary course of the Company's business as heretofore conducted or (iii) is secured, in whole or in part, by real or personal property, (b) obligations of the Company (including obligations of others guaranteed by the Company) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction and (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation (Subordinated Debt Indenture, Section 101). The subordinated Debt Securities and any appurtenant Coupons will not be superior in right of payment to the debt securities issuable under the indenture dated as of July 1, 1986 between the Company and The Bank of New York, as trustee (Subordinated Debt Indenture, Section 1601).

     In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property, or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the subordinated Debt Securities issued under the Subordinated Debt Indenture shall have been declared due and payable upon an Event of Default pursuant to Section 502 thereof and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the subordinated Debt Securities or Coupons issued under the Subordinated Debt Indenture are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Debt Securities or such Coupons (Subordinated Debt Indenture, Section 1601). If this Prospectus is being delivered in connection with a series of subordinated Debt Securities, the related Prospectus Supplement will set forth the amount of Senior Indebtedness outstanding as of the most recent practicable date.

LIMITATION ON LIENS

     The Senior Debt Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, incur, issue, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by a pledge of, lien on or security interest in any shares of stock of any Restricted Subsidiary without effectively providing for the equal and ratable securing of the payment of the Debt Securities issued thereunder (Section 1205). The term "Restricted Subsidiary" is defined in the Senior Debt Indenture to mean each of Salomon Brothers Inc, Smith Barney Inc. and any Subsidiary of the Company owning, directly or indirectly, any of the common stock of, or succeeding to any substantial part of the business now conducted by, any of such corporations.

EVENTS OF DEFAULT

     The following will constitute Events of Default under each Indenture with respect to any series of Debt Securities issued thereunder: (i) default in the payment of the principal of (and premium, if any, on) any Debt Security of such series when due; (ii) default for 30 days in the payment of any interest on any Debt Security of such series or of any related Coupon when due; (iii) default in the deposit of any sinking fund payment, when and as due by the terms of any Debt Security of such series; (iv) default in the performance of any other covenant in such Indenture, continued for 60 days after written notice thereof by the applicable Trustee or the Holders of at least 25% in principal amount of the Debt Securities then outstanding (the "Outstanding Debt Securities") of such series; and (v) certain events of bankruptcy, insolvency or reorganization (Section 501). Any additional Events of Default provided with respect to a series of Debt Securities will be set forth in the applicable Prospectus Supplement. No Event of Default with respect to a particular series of Debt Securities issued under either Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities.

     Each Indenture provides that if an Event of Default specified therein shall occur and be continuing with respect to a series of Debt Securities issued thereunder, either the Trustee thereunder or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series may declare the principal of and all accrued interest on all Debt Securities of such series (or, in the case of Discount Securities or Indexed Notes (as defined herein), an amount equal to such portion of the principal amount thereof as will be specified in the related Prospectus Supplement or Pricing Supplement) to be due and payable. In certain cases, the Holders of a majority in principal amount of the Outstanding Debt Securities of a series may, on behalf of the Holders of all such Debt Securities, rescind and annul such declaration and its consequences (Section 502).

     Each Indenture contains a provision entitling the Trustee thereunder, subject to the duty of such Trustee during the continuance of a default to act with the required standard of care, to be indemnified by the Holders of the Debt Securities or any Coupons of any series thereunder before proceeding to exercise any right or power under such Indenture with respect to such series at the request of such Holders (Section 603). Each Indenture provides that no Holder of a Debt Security or any Coupon of any series thereunder may institute any proceeding, judicial or otherwise, to enforce such Indenture except in the case of failure of the Trustee thereunder, for 60 days, to act after it receives (i) written notice of such default, (ii) a written request to enforce such Indenture by the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series (and the Trustee receives no direction inconsistent with such written request from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series) and (iii) an offer of reasonable indemnity (Section 507). This provision will not prevent any Holder of any such Debt Security from enforcing payment of the principal thereof (and premium, if any, thereon) and any interest thereon or of any such Coupon from enforcing payment thereof at the respective due dates thereof (Section 508). The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable Trustee or of exercising any trust or power conferred on it with respect to the Debt Securities of such series. However, such Trustee may refuse to follow any direction that conflicts with law or the applicable Indenture or that would be unjustly prejudicial to Holders not joining therein (Section 512).

     Each Indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to any series of Debt Securities thereunder known to it, give to the Holders of Debt Securities and Coupons of such series notice of such default, unless such default shall have been cured or waived; but, except in the case of a default in the payment of the principal of (and premium, if any) or any interest on any Debt Security or of any Coupon of such series or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of such Debt Securities and Coupons (Section
602).

     The Company will be required to file annually with each Trustee a certificate of an appropriate officer of the Company as to the absence of certain defaults under the terms of the appropriate Indenture (Section 1206; Subordinated Debt Indenture, Section 1205).

MODIFICATION AND WAIVER

     Each Indenture contains provisions for convening meetings of Holders to consider matters affecting their interests (Article Nine).

     Modifications of and amendments to each Indenture may be made by the Company and the Trustee thereunder with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series issued thereunder that is affected by such modification or amendment, voting separately; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby: (i) change the stated maturity of the principal of, or any installment of interest or additional amounts payable on, any Debt Security or Coupon; (ii) reduce the principal amount (including the amount payable on a Discount Security upon the acceleration of the maturity thereof) of, or any interest on or any premium payable upon redemption of, or additional amounts payable on, any Debt Security or Coupon; (iii) change the currency or composite currency of denomination or payment of the principal of (and premium, if any, on) or any interest or additional amounts payable on any Debt Security or Coupon; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any

Debt Security or Coupon; (v) reduce the percentage of the principal amount of the Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the applicable Indenture with respect to waiver of compliance with certain provisions of the applicable Indenture or waiver of certain defaults; (vi) limit the Company's obligation to maintain a paying agent outside the United States for Bearer Securities; or
(vii) limit the obligation of the Company to redeem certain Bearer Securities if certain events occur involving United States information reporting requirements (Section 1102).

     The Subordinated Debt Indenture may not be amended to alter or impair the subordination of the subordinated Debt Securities issued thereunder without the consent of each holder of Senior Indebtedness then outstanding (Subordinated Debt Indenture, Section 1107).

     The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the applicable Indenture before the time for such compliance (Section 1207; Subordinated Debt Indenture, Section
1206). The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the applicable Indenture with respect to Debt Securities of that series, except a default in the payment of the principal of (and premium, if any) or any interest on any such Debt Security or in the payment of any Coupon of that series and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

CONSOLIDATION, MERGER AND TRANSFER OR LEASE OF ASSETS

     Each Indenture provides that the Company may not consolidate with or merge into any corporation, or transfer or lease its assets substantially as an entirety to any Person, unless (i) the successor corporation or transferee or lessee (the "Successor Corporation") is a corporation organized under the laws of the United States or any political subdivision thereof; (ii) the Successor Corporation assumes the Company's obligations under the applicable Indenture and on the Debt Securities and any Coupons issued thereunder; (iii) after giving effect to the transaction no Event of Default and no event that, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing; (iv) the Successor Corporation waives any right to redeem any Bearer Security under circumstances in which the Successor Corporation would be entitled to redeem such Bearer Security but the Company would not have been so entitled if such consolidation, merger, transfer or lease had not occurred; and
(v) certain other conditions are met (Section 1001).

DEFEASANCE

     If so specified in the applicable Prospectus Supplement with respect to Debt Securities of any series that are Registered Securities payable only in United States dollars, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace stolen, lost or mutilated Debt Securities of such series, maintain paying agencies and hold moneys for payment in trust) or (ii) will not be subject to provisions of the applicable Indenture described above under "Limitation on Liens" and "Consolidation, Merger and Transfer or Lease of Assets" with respect to the Debt Securities of such series, in each case if the Company deposits with the applicable Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise any such option under either of the Indentures, the Company is required to deliver to the applicable Trustee an opinion of counsel to the effect that (1) the deposit and related defeasance would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes and, in the case of a discharge pursuant to clause (i) above, a ruling to such effect received from or published by the United States Internal Revenue Service, and (2) if the Debt Securities of such series are then listed on the New York Stock Exchange, such Debt Securities would not be delisted from the New York Stock Exchange as a result of the exercise of such option (Sections 1501 and 1502). Defeasance provisions, if any, with respect to any other Debt Securities of any series will be described in the applicable Prospectus Supplement.

REPLACEMENT DEBT SECURITIES

     Unless otherwise provided in the applicable Prospectus Supplement, if a Debt Security of any series or any related Coupon is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York (in the case of Registered Securities) or at the principal London office of the applicable Trustee (in the case of Bearer Securities and Coupons) upon payment by the Holder of such expenses as may be incurred by the Company and the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as the Company and such Trustee may require. Mutilated Debt Securities and Coupons must be surrendered before new Debt Securities (with or without Coupons) will be issued (Section 306).

NOTICES

     Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a Holder of a Debt Security of any series that is a Registered Security will be mailed to the last address of such Holder set forth in the applicable security register. Any notice required to be given to a Holder of a Debt Security that is a Bearer Security will be published in a daily morning newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Security (Section 105).

CONCERNING THE TRUSTEES

     The Company and certain of its subsidiaries maintain lines of credit and have other customary banking relationships with Citibank, N.A. and Bankers Trust Company, and certain of their respective affiliates, and may have such relationships with other Trustees and their affiliates.

                         DESCRIPTION OF INDEX WARRANTS

     The following description of the terms of the Index Warrants sets forth certain general terms and provisions of the Index Warrants to which any Prospectus Supplement may relate. The particular terms of the Index Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Index Warrants so offered will be described in such Prospectus Supplement.

     Index Warrants may be issued independently or together with Debt Securities offered by any Prospectus Supplement and may be attached to or separate from any such Offered Securities. Each series of Index Warrants will be issued under a separate index warrant agreement (each, an "Index Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Index Warrant Agent"), all as described in the Prospectus Supplement relating to such Index Warrants. A single bank or trust company may act as Index Warrant Agent for more than one series of Index Warrants. The Index Warrant Agent will act solely as the agent of the Company under the applicable Index Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any owners of such Index Warrants. A copy of the form of Index Warrant Agreement, including the form of index warrant certificate (the "Index Warrant Certificate," or, if issued in global form, the "Index Warrant Global Certificate"), is filed as an exhibit to or incorporated by reference in the Registration Statement. The following summaries of certain provisions of the Index Warrants and the form of Index Warrant Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Index Warrant Agreement and the Index Warrant Certificate or Index Warrant Global Certificate.

GENERAL

     The Index Warrant Agreement does not limit the number of Index Warrants that may be issued thereunder. The Company will have the right to "reopen" a previous series of Index Warrants and to issue additional Index Warrants of such series.

     Each Index Warrant will entitle the holder (each, a "Warrant Holder") to receive from the Company, upon exercise, including any automatic exercise, an amount in cash or a number of securities that will be determined by reference to an Index calculated by reference to prices, yields, levels or other specified objective measures in respect of specified securities or securities indexes or specified foreign currencies or currency indexes, or a combination thereof, or changes in such measure or differences between two or more such measures. The Prospectus Supplement for a series of Index Warrants will set forth the formula or methodology pursuant to which the amount payable or distributable on the Index Warrants will be determined by reference to the relevant Index or Indexes.

     Certain Index Warrants will, if specified in the Prospectus Supplement, entitle the Warrant Holder to receive from the Company, upon automatic exercise at expiration and under certain other circumstances, a minimum or maximum amount.

     The Prospectus Supplement applicable to any series of Index Warrants will set forth any circumstances in which the payment or distribution or the determination of the payment or distribution on the Index Warrants may be postponed and the period for which such payment or distribution or determination may be postponed. Conversely, the Index Warrants may be subject to early exercise or cancellation in certain circumstances described in the applicable Prospectus Supplement. The amount due, or the means by which the amount due, on the Index Warrants may be determined after any such delay or postponement, or early exercise or cancellation will be set forth in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the Company will be under no obligation to, nor will it, purchase or take delivery of or sell or deliver any securities or currencies (including the Underlying Assets), other than the payment of any cash or distribution of any securities due on the Index Warrants, from or to Warrant Holders pursuant to the Index Warrants.

     Unless otherwise specified in the applicable Prospectus Supplement, the Index Warrants will be deemed to be automatically exercised upon expiration. Upon such automatic exercise, Warrant Holders will be entitled to receive the cash amount or number of securities due, if any, on such exercise of the Index Warrants.

     Reference is hereby made to the Prospectus Supplement relating to the particular series of Index Warrants offered thereby for the terms of such Index Warrants, including, where applicable: (i) the aggregate number of such Index Warrants; (ii) the offering price of such Index Warrants; (iii) the measure or measures by reference to which payment or distribution on such Index Warrants will be determined; (iv) certain information regarding the underlying securities, foreign currencies or indexes; (v) the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the Index Warrants, including automatic exercise, or upon cancellation; (vi) the date on which the Index Warrants may first be exercised and the date on which they expire; (vii) any minimum number of Index Warrants exercisable at any one time; (viii) any maximum number of Index Warrants that may, subject to the Company's election, be exercised by all Warrant Holders (or by any person or entity) on any day; (ix) any provisions permitting a Warrant Holder to condition an exercise of Index Warrants; (x) the method by which the Index Warrants may be exercised; (xi) the currency in which the Index Warrants will be denominated and in which payments on the Index Warrants will be made or the securities that may be distributed in respect of the Index Warrants; (xii) the method of making any foreign currency translation applicable to payments or distributions on the Index Warrants; (xiii) the method of providing for a substitute Index or Indexes or otherwise determining the amount payable in connection with the exercise of Index Warrants if an Index changes or is no longer available; (xiv) the time or times at which amounts will be payable or distributable in respect of such Index Warrants following exercise or automatic exercise; (xv) any national securities exchange on, or self-regulatory organization with which, such Index Warrants will be listed;
(xvi) any provisions for issuing such Index Warrants in certificated form;
(xvii) if
such Index Warrants are not issued in book-entry form, the place or places at and the procedures by which payments or distributions on the Index Warrants will be made; and (xviii) any other terms of such Index Warrants.

     Prospective purchasers of Index Warrants should be aware of special United States federal income tax considerations applicable to instruments such as the Index Warrants. The Prospectus Supplement relating to each series of Index Warrants will describe such tax considerations. The summary of United States federal income tax considerations contained in the Prospectus Supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of Index Warrants are urged to consult their own tax advisors prior to any acquisition of Index Warrants.

BOOK-ENTRY PROCEDURES AND SETTLEMENT FOR INDEX WARRANTS

     Subject to the rules of the Warrant Depositary (as defined below) and unless otherwise specified in the Prospectus Supplement, the Index Warrants offered thereby will be issued in the form of a single Index Warrant Global Certificate that will be deposited with, or on behalf of, a depositary (the "Warrant Depositary"), which shall be, unless otherwise specified in the applicable Prospectus Supplement, the Depository Trust Company, New York, New York ("DTC"). Index Warrants will be registered in the name of the Warrant Depositary or a nominee of the Warrant Depositary. Unless and until it is exchanged in whole or in part for the individual Index Warrants represented thereby, an Index Warrant Global Certificate may not be transferred except as a whole by the Warrant Depositary to a nominee of the Warrant Depositary or by a nominee of the Warrant Depositary to the Warrant Depositary or another nominee of the Warrant Depositary or by the Warrant Depositary or any such nominee to a successor of the Warrant Depositary or a nominee of such successor.

     The Company anticipates that the following provisions will apply to all depository arrangements.

     Upon the issuance of an Index Warrant Global Certificate, the Warrant Depositary will credit, on its book-entry registration and transfer system, the respective numbers of the individual Index Warrants represented by such Index Warrant Global Certificate to the accounts of institutions that have accounts with the Warrant Depositary ("depositary participants"). The accounts to be credited shall be designated by the underwriters of such Index Warrants or, if such Index Warrants are offered and sold directly by the Company or through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in an Index Warrant Global Certificate will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in an Index Warrant Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Warrant Depositary for such Index Warrant Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in an Index Warrant Global Certificate.

     The Warrant Depositary's nominee for all purposes will be considered the sole owner or holder of the Index Warrants under the related Index Warrant Agreement. Except as set forth below, owners of beneficial interests in the Index Warrant Global Certificate will not be entitled to have any of the individual Index Warrants represented by such Index Warrant Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of any such Index Warrants, and will not be considered the holders thereof under the related Index Warrant Agreement.

     Neither the Company nor the Index Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Index Warrant Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     If the Warrant Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Index Warrant

Certificates in exchange for the Index Warrant Global Certificate. In addition, the Company may at any time and in its sole discretion determine not to have certain Index Warrants represented by an Index Warrant Global Certificate and, in such event, will issue individual Index Warrant Certificates in exchange for such Global Certificate. Further, if the Company so specifies with respect to any Index Warrants, an owner of a beneficial interest in an Index Warrant Global Certificate may, on such terms acceptable to the Company and the Warrant Depositary, receive individual Index Warrants in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in the Index Warrant Global Certificate will be entitled to have Index Warrants equal in aggregate number to such beneficial interest registered in its name and will be entitled to physical delivery of such Index Warrants. The registered owner of such Index Warrants will be entitled to receive any amounts payable in respect of such Index Warrants, upon surrender of such Index Warrants to the Index Warrant Agent in accordance with the procedures set forth in the Prospectus Supplement.

LISTING

     Unless otherwise indicated in the Prospectus Supplement, the Index Warrants will be listed on a national securities exchange or with a self-regulatory organization, the rules and regulations of which are filed with the Commission pursuant to Section 19(b) of the Exchange Act (a "Self-Regulatory Organization"), in each case as specified in the Prospectus Supplement. It is expected that such Self-Regulatory Organization will cease trading a series of Index Warrants as of the close of business on the related expiration date of such Index Warrants.

MODIFICATION

     The Index Warrant Agreement and the terms of the related Index Warrants may be amended by the Company and the Index Warrant Agent, without the consent of the holders of any Index Warrants, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provision contained therein, maintaining the listing of such Index Warrants on any national securities exchange or with any other Self-Regulatory Organization or registration of such Index Warrants under the Exchange Act, permitting the issuance of individual Index Warrant certificates to Warrant Holders, reflecting the issuance by the Company of additional Index Warrants of the same series or reflecting the appointment of a successor depository, or for any other purpose which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Warrant Holders.

     The Company and the Index Warrant Agent also may modify or amend the Index Warrant Agreement and the terms of the related Index Warrants, with the consent of the holders of not less than a majority in number of the then outstanding Warrants affected by such modification or amendment, for any purposes; provided, however, that no such modification or amendment that changes the amount to be paid to the Warrant Holder or the manner in which such amount is to be determined, shortens the period of time during which the Index Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the holders of the Index Warrants or reduces the percentage of the number of outstanding Index Warrants the consent of whose holders is required for modification or amendment of the Index Warrant Agreement or the terms of the related Index Warrants, may be made without the consent of each Holder affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

     If at any time there is a merger or consolidation involving the Company or a sale, transfer, conveyance (other than by way of lease) or other disposition of all or substantially all of the assets of the Company, then the successor or assuming corporation will succeed to and be substituted for the Company under the Index Warrant Agreement and the related Index Warrants, with the same effect as if it had been named in such Index Warrant Agreement and Index Warrants as the Company. The Company will thereupon be relieved of any further obligation under such Index Warrant Agreement and Index Warrants and may at any time thereafter be dissolved, wound up or liquidated.

ENFORCEABILITY OF RIGHTS BY WARRANT HOLDERS

     Any Warrant Holder may, without the consent of the Index Warrant Agent or any other Warrant Holder, enforce by appropriate legal action on his own behalf his right to exercise, and to receive payment for, his Index Warrants.

SPECIAL CONSIDERATIONS RELATING TO INDEX WARRANTS

     The Index Warrants involve a high degree of risk, including risks arising from fluctuations in the values of the underlying securities, foreign currencies or indexes, risks relating to the relevant Index or Indexes by which payments or distributions on the Index Warrants are calculated, general risks applicable to the securities or currency markets on which the underlying securities, foreign currencies or indexes are traded and, in the case of certain Index Warrants, foreign exchange, interest rate, issuer and other risks. Purchasers should recognize that their Index Warrants, other than Index Warrants having a minimum expiration value, may expire worthless. Purchasers should be prepared to sustain a total loss of the purchase price of their Index Warrants, and are advised to consider carefully the information set forth herein and under "Risk Factors Relating to the Index Warrants" in the applicable Prospectus Supplement. Prospective purchasers of the Index Warrants should be experienced with respect to options and options transactions and understand the risks of the relevant Index or Indexes and the underlying securities, foreign currencies or indexes (and, if applicable, foreign currency transactions), and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the Index Warrants in light of their particular financial circumstances, the information set forth herein under "Description of Index Warrants," and the information regarding the Index Warrants, the relevant Index or Indexes and the underlying securities, foreign currencies or indexes set forth in the Prospectus Supplement.

        LIMITATIONS ON ISSUANCE OF BEARER SECURITIES AND BEARER WARRANTS

     In compliance with United States federal income tax laws and regulations, the Company and any underwriter, agent or dealer participating in the offering of any Bearer Security will agree that, in connection with the original issuance of such Bearer Security and during the period ending 40 days after the issue date of such Bearer Security, they will not offer, sell or deliver such Bearer Security, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under United States Treasury regulations.

     Bearer Securities will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a U.S. Person who holds Bearer Securities will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Securities.

     As used herein, "U.S. Person" means a person who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (i) a United States court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions, and the term "United States" means the United States of America (including the States and the District of Columbia).

     Pending the availability of a definitive Global Security or individual Bearer Securities, as the case may be, Debt Securities that are issuable as Bearer Securities may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Cedel Bank, Societe Anonyme ("Cedel") for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive Global Security in bearer form, without coupons

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

attached, or individual Bearer Securities and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Securities, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership". A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security or Bearer Warrant is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. In no event will a definitive Bearer Security be delivered to a purchaser without the receipt of a Certificate of Non-U.S. Beneficial Ownership. No Bearer Security will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be paid to each of Euroclear and Cedel with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Interest Payment Date of a Certificate of Non-U.S. Beneficial Ownership.

     Limitations on the offer, sale, delivery and exercise of Bearer Warrants (including a requirement that a Certificate of Non-U.S. Beneficial Ownership be delivered upon exercise of a Bearer Warrant) will be described in the Prospectus Supplement relating to such Bearer Warrants.

                            EUROPEAN MONETARY UNION

     Stage III of the European Economic and Monetary Union ("Stage III") is presently scheduled to commence on January 1, 1999 for those member states of the European Union that satisfy the economic convergence criteria set forth in the Treaty on European Union. Certain of the foreign currencies in which Debt Securities may be denominated or payments in respect of Index Warrants may be due or by which amounts due on the Offered Securities may be calculated are issued by countries that are signatories to such Treaty (any such country, a "Relevant Jurisdiction" with respect to such Offered Securities). Stage III includes the introduction of a single currency (the "Euro") which will be legal tender in such member states. It is anticipated that the European Union will adopt regulations or other legislation providing specific rules for the introduction of the Euro in substitution for the respective current national currencies of such member states, which regulations or legislation may be supplemented by legislation of the individual member states. In the event that any Relevant Jurisdiction adopts the Euro, the laws and regulations of the European Union (and, if any, of such Relevant Jurisdiction) relating to the Euro implemented pursuant to or by virtue of the Treaty on European Union shall apply to the relevant Offered Securities, Indenture or Indentures and Index Warrant Agreement or Agreements, and, except as provided in the following paragraph, the payment of principal of, or interest on, or any other amounts in respect of such relevant Offered Securities or the calculation of amounts due thereon at any time after the official date of introduction of the Euro by the Relevant Jurisdiction shall be effected in Euro in conformity with any such legally applicable measures.

     If, following the introduction of the Euro by a Relevant Jurisdiction, the Company has the option, pursuant to legally applicable measures, to make payments of principal of, or interest on or any other amounts in respect of, the relevant Offered Securities, or to calculate amounts due thereon, in either the current national currency of such Relevant Jurisdiction or Euro, the Company will make such payments or calculations in such national currency or Euro at its sole discretion. To the extent that the terms and conditions of the relevant Offered Securities require the rounding up or down of certain amounts or quotations expressed in Euro, such rounding will be made to the smallest currency unit of the Euro.

     The circumstances and consequences described in this section and any resultant amendment to the terms and conditions of the relevant Offered Securities will not entitle any Holder of such Offered Securities (i) to any legal remedy, including, without limitation, redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of the Offered Securities, Indenture or Indentures and Index Warrant Agreement or Agreements, or (ii) to raise any defense or make any claim (including, without limitation, claims of breach, force majeure, frustration of purpose or impracticability) or any other claim for compensation, damages or any other relief, nor will any such events affect any of the other obligations of the Company under the Offered Securities, Indenture or Indentures and Index Warrant Agreement or Agreements.

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

                          USE OF PROCEEDS AND HEDGING

     General. The proceeds to be received by the Company from the sale of the Offered Securities will be used for general corporate purposes, principally to fund the business of its operating units and to fund investments in, or extensions of credit or capital contributions to, its subsidiaries and to lengthen the average maturity of liabilities, which may include the reduction of short-term liabilities or the refunding of maturing indebtedness. In order to fund its business, the Company expects to incur additional indebtedness in the future. The Company or an affiliate may enter into a swap agreement with one of the Company's affiliates in connection with the sale of the Offered Securities and may earn additional income as a result of payments pursuant to such swap or related hedge transactions.

     Use of Proceeds Relating to Index Warrants and Indexed Notes. All or a portion of the proceeds to be received by the Company from the sale of Index Warrants or Debt Securities on which certain or all payments of interest, principal or premium may be linked to an Index ("Indexed Notes") may be used by the Company or one or more of its subsidiaries to purchase or maintain positions in all or certain of the assets by reference to which the relevant Index or Indexes are determined or calculated ("Underlying Assets"), or options, futures contracts, forward contracts or swaps, or options on the foregoing, or other derivative or synthetic instruments relating to such Index or Underlying Assets, as the case may be, and, if applicable, to pay the costs and expenses of hedging any currency, interest rate or other Index-related risk with respect to such Index Warrants and Indexed Notes. From time to time after the initial offering and prior to the maturity of the Index Warrants and Indexed Notes, depending on market conditions (including the value of the Index and/or the Underlying Assets), in connection with hedging with respect to such Offered Securities, the Company expects that it or one or more of its subsidiaries will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in the Index, the Underlying Assets, options, futures contracts, forward contracts, swaps, or other derivative or synthetic instruments related to, the Index and such Assets. In addition, the Company or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in Index Warrants and Indexed Notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such Offered Securities. The Company or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that the Company or one or more of its subsidiaries has a long hedge position in, options contracts in, or other derivative or synthetic instruments related to, the Underlying Assets or Index, the Company or one or more of its subsidiaries may liquidate all or a portion of its holdings at or about the time of the maturity of the Index Warrants and Indexed Notes. Depending on, among other things, future market conditions, the aggregate amount and composition of such positions are likely to vary over time. Profits or losses from any such position cannot be ascertained until such position is closed out and any offsetting position or positions are taken into account. Although the Company has no reason to believe that its hedging activity will have a material impact on the price of such options, swaps, futures contracts, options on the foregoing, or other derivative or synthetic instruments, or on the value of the Index or the Underlying Assets, there can be no assurance that the Company will not affect such prices or value as a result of its hedging activities. The remainder of the proceeds from the sale of Index Warrants and Indexed Notes will be used by the Company or its subsidiaries for general corporate purposes, as described above.

                              PLAN OF DISTRIBUTION

     The Company may sell Offered Securities in any of the following ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; (iii) through agents or (iv) through a combination of any such methods of sale. The applicable Prospectus Supplement will set forth the terms of the offering of any Offered Securities, including the names of any underwriter or underwriters, the purchase price of such Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Offered Securities may be listed and any restrictions on the sale and delivery of Offered Securities in bearer form. The Company reserves the right to withdraw, cancel or modify the offer of any Offered Securities at any time without notice.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or by underwriters without a syndicate. The Company expects that such managing underwriters or underwriters in the United States will include one or more broker-dealer subsidiaries of the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Offered Securities if any of such Offered Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     In connection with underwritten offerings of Offered Securities, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to which such persons may bid for or purchase Offered Securities for the purposes of stabilizing their market price. The underwriters also may create a short position for their respective accounts by selling more Offered Securities in connection with this offering than they are committed to purchase from the Company, and in such case may purchase Offered Securities in the open market following completion of this offering to cover all or a portion of such short position. The underwriters may also cover all or a portion of such short position, up to a specified aggregate principal amount or number of Offered Securities, by exercising any underwriters' over-allotment option that may be applicable with respect to the particular underwritten offering. In addition, the managing underwriter for the particular offering, on behalf of the underwriters, may impose "penalty bids" under contractual arrangements between the underwriters whereby it may reclaim from an underwriter (or dealer participating in this offering) for the account of the underwriters, the selling concession with respect to Offered Securities that are distributed in the relevant offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any are undertaken, they may be discontinued at any time.

     Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Offered Securities remarketed thereby.

     Offered Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Offered Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     As one of the means of direct issuance of Offered Securities, the Company may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the Offered Securities among potential purchasers who are eligible to participate in the auction or offering of such Offered Securities, if so described in the applicable Prospectus Supplement.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement, and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

     The anticipated date of delivery of Offered Securities will be as set forth in the Prospectus Supplement relating to the offering of such Securities.

     Any underwriters, dealers or agents participating in the distribution of Offered Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, underwriters and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof or reimbursement of certain legal and other expenses. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

     The participation of any affiliate of the Company in the offer and sale of Offered Securities will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the underwriting by an affiliate of securities of its parent. Each of the Company's broker-dealer affiliates may act as an underwriter in an "at the market" equity offering pursuant to Rule 415(a)(4) under the Securities Act.

     Certain of the Company's affiliates expect to offer and sell previously issued Offered Securities in the course of each of their respective business in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, and may act as principal or agent in such transactions, but no such entity is obligated to do so, and any such entity may discontinue any market-making at any time without notice, at its sole discretion. This Prospectus and the related Prospectus Supplements and Pricing Supplements may be used by the Company or any of its affiliates in connection with such transactions.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement) and the accompanying Prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the company or an agent. Neither the delivery of this Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement) nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the dates as of which information is given in this Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement). This Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement) does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of the Offered Securities on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of the Offered Securities should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

     The Company, directly or through its affiliates, may be considered a "party in interest" or a "disqualified person" with respect to many Plans that are subject to ERISA. The purchase of Offered Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of

Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Offered Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), or PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts). ANY PENSION OR OTHER EMPLOYEE BENEFIT PLAN PROPOSING TO ACQUIRE ANY OFFERED SECURITIES SHOULD CONSULT WITH ITS COUNSEL.

                                    EXPERTS

     The consolidated financial statements and schedules of Salomon Inc as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included in Salomon Inc's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Salomon Financials"), are incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of Arthur Andersen LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements and schedule of Smith Barney Holdings Inc. and its subsidiaries for the fiscal years ended December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in the Company's Current Report on Form 8-K filed on September 29, 1997, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report therein, included thereon and incorporated herein by reference. Such financial statements referred to above are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

     The supplemental consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included in the Company's Current Report on Form 8-K filed on November 28, 1997, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report thereon, included therein and incorporated herein by reference, which report states that Coopers & Lybrand L.L.P. did not audit the Salomon Financials and that their opinion with respect to any amounts contained in the Salomon Financials is based on the report of Arthur Andersen LLP. Such financial statements referred to above are incorporated by reference herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters relating to the Offered Securities will be passed upon for the Company by Robert H. Mundheim, Esq., General Counsel of the Company. Mr. Mundheim beneficially owns, or has rights to acquire under Travelers Group employee benefit plans, an aggregate of less than one percent of the common stock of Travelers Group.

     Certain legal matters relating to the Offered Securities will be passed upon for any underwriters or agents by Cleary, Gottlieb, Steen & Hamilton, New York or Skadden, Arps, Slate, Meagher & Flom LLP, New York. Kenneth J. Bialkin, a partner of Skadden, Arps, Slate, Meagher & Flom LLP, is a director of Travelers Group, the parent of the Company, and he and other attorneys in such firm beneficially own an aggregate of less than one percent of the common stock of Travelers Group. Each of Cleary, Gottlieb, Steen & Hamilton and Skadden, Arps, Slate, Meagher & Flom LLP has from time to time acted as counsel for Travelers Group and certain of its subsidiaries and may do so in the future.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers, such as the Company, that file electronically with the Commission. Such reports and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     The Company has filed the Registration Statement under the Securities Act relating to the Offered Securities with the Commission. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-4346), are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1996, (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and (iii) the Current Reports on Form 8-K filed on January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997,
September 24, 1997, September 29, 1997 (as amended by the Current Report on Form 8-K/A filed on October 28, 1997 and the Current Report on Form 8-K/A2 filed on December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A filed on December 1, 1997), November 21, 1997 (as amended by the Current Report on Form 8-K/A filed on December 1, 1997) and November 28, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner of Offered Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Treasurer, Salomon Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013. Telephone requests for such copies should be directed to the Treasurer at (212) 816-6000.

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
[Background: Salomon Smith Barney trading floor]

[GRAPHIC]

SALOMON SMITH BARNEY
A member of citigroup (Logo)
Salomon Smith Barney is a service mark of Salomon Smith Barney Inc.